CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.00001 per share	19,750,000	$103.00	$2,034,250,000.00	$264,045.65(1)
Rights to purchase common stock	—	—	—	—(2)
(1)	The filing fee of $264,045.65 is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.
(2)	The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable in respect thereof.

Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-239352
PROSPECTUS SUPPLEMENT
(To prospectus dated June 22, 2020)

T-Mobile US, Inc.
Up to $2,034,250,000 in Subscription Rights to Purchase Shares of Common Stock
Up to 19,750,000 Shares of Common Stock Deliverable Upon Exercise of Rights to
Subscribe for Such Shares at $103.00 per Share
On June 26, 2020 (the “distribution date”), we are distributing at no charge to the record holders of our common stock, par value $0.00001 per share (the “common stock”), as of 5:00 p.m., Eastern Time, on June 25, 2020 (the “record date”), transferable subscription rights to purchase up to an aggregate of 19,750,000 shares of our common stock. Each of Deutsche Telekom, SoftBank (each as defined below), Marcelo Claure and their respective affiliates have agreed to waive their ability to exercise or transfer subscription rights. We refer to this offering as the “rights offering.” We will distribute to our stockholders one transferable subscription right for every share of our common stock that they own on the record date. Each transferable subscription right entitles the holder to purchase 0.05 shares of our common stock (the “basic subscription right”), at the subscription price of $103.00 per whole share of common stock (the “subscription price”). The subscription price is equivalent to the price to the public of the common shares sold by us in the Public Equity Offering (as defined below). As further described herein, the total number of shares of our common stock that are outstanding before and after the rights offering, the Public Equity Offering (as defined below) and the other Related Transactions (as defined below) are effected will remain the same. As a result, if you do not choose to exercise your rights, this will have no dilutive impact on your shareholding. Common shares delivered to you pursuant to your exercise of subscription rights may be issued from treasury or may involve common shares repurchased from SoftBank as further described herein. The rights are transferable and are expected to trade on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TMUSR” until 4:00 p.m. Eastern Time on July 27, 2020 (or if the offer is extended, until 4:00 p.m. Eastern Time on the extended expiration date).
Rights holders who fully exercise their basic subscription rights, other than as described herein, will be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right allows a rights holder to subscribe for additional shares of our common stock at the subscription price. We refer to the basic subscription rights and over-subscription rights as “rights” or “subscription rights.” Subscription rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued or delivered in this rights offering. Any fractional shares of our common stock created by the exercise of the subscription rights will be rounded down to the nearest whole share.
The subscription rights will expire at 5:00 p.m., Eastern Time, on July 27, 2020 (the “expiration date”), unless extended as described herein. We may extend the period for exercising the subscription rights as described below. You may not revoke the exercise of a subscription right after receipt of the payment of the subscription price as described in this prospectus supplement. Subscription rights that are not exercised at or before the expiration date of this rights offering will expire and will have no value. There is no minimum number of shares of our common stock that we must sell in order to complete this rights offering.
We will use the net proceeds that we receive from the exercise of the subscription rights issued in this rights offering to repurchase an equal number of issued and outstanding shares of our common stock from a subsidiary of SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”) which, immediately prior to this offering and the Related Transactions, holds 24.6% of our outstanding common stock, and may be deemed to be our affiliate. The purchase price payable by us to SoftBank will be equal to the total proceeds to T-Mobile US, Inc., which is equal to the aggregate subscription price to the public for our common stock that is paid upon the exercise of the subscription rights.
As discussed under “Related Transactions,” SoftBank is expected to dispose of an aggregate of up to 198,314,426 shares of our common stock currently held by SoftBank through this rights offering, a private placement of cash mandatory exchangeable trust securities (the “Mandatory Exchangeable Private Placement”), an offering of up to 154,147,026 shares of our common stock in an underwritten registered offering (“Public Equity Offering”) and a sale to Marcelo Claure, one of our directors (collectively, the “Related Transactions”). The closing of the Public Equity Offering is contingent upon the closing of the private placement of cash mandatory exchangeable trust securities and the closing of the private placement of cash mandatory exchangeable trust securities is contingent upon the closing of the Public Equity Offering. The closing of this rights offering is also contingent upon the closing of the Public Equity Offering. Investors who acquire our common stock in any of the Related Transactions will not receive subscription rights with respect to such common stock pursuant to this rights offering. Our obligation to conduct the rights offering is subject to the consummation of the Public Equity Offering. In connection with T-Mobile agreeing to and facilitating this rights offering and the Related Transactions, SoftBank has agreed to pay T-Mobile $300 million (the “TMUS Fee”) upon the earlier to occur of (i) the date when at least 50% of the Released Shares (as defined herein) have been transferred or (ii) October 2, 2020. Upon the closing of the Public Equity Offering, the first of such triggers will have been satisfied and therefore such amount will be due and payable. Each of Deutsche Telekom, SoftBank, Marcelo Claure and their respective affiliates have agreed to waive their ability to exercise or transfer any subscription rights to purchase common stock that are distributed to them in this rights offering.
Immediately following this rights offering and the use of proceeds thereof to repurchase shares from SoftBank and after giving effect to the Related Transactions, and assuming that all eligible shareholders exercise their rights in full and that the underwriters of the Public Equity Offering and the initial purchasers in the private placement of cash mandatory exchangeable trust securities exercise in full their options to purchase additional securities, it is anticipated that Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“Deutsche Telekom”) will hold 43.5% of our common stock and SoftBank will hold 8.6% of our common stock. Deutsche Telekom will continue to have voting control over the shares owned by SoftBank and Marcelo Claure, will continue to consolidate the Company’s financials through the voting proxy described under “Related Transactions” and may be deemed to be our affiliate.
Our common stock is listed on NASDAQ under the symbol “TMUS.” The last reported sale price of our common stock on NASDAQ on June 22, 2020 was $106.60 per share. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.
This rights offering is being made directly by us. We have retained Barclays Capital Inc. (“Barclays”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) to act as dealer managers in connection with this rights offering. The dealer managers will provide financial structuring, marketing and soliciting services in connection with this rights offering and will solicit the exercise of basic subscription rights and participation in the over-subscription rights. The dealer managers are not underwriting this rights offering and have no obligation whatsoever to purchase, or procure purchases of, the rights or the common stock underlying the rights offered hereby. The dealer managers make no recommendation as to whether you should exercise, transfer or let lapse your rights. We are not using an underwriter or selling agent. We have engaged American Stock Transfer & Trust Company, LLC (“AST”) to serve as our subscription agent for this rights offering. AST will hold in escrow the funds we receive from holders who exercise rights until we complete or cancel this rights offering.
An investment in our common stock involves risks. See “Risk Factors” beginning on page S-21 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference into the accompanying prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Neither we nor our board of directors makes any recommendation to rights holders regarding whether they should exercise or sell their rights.
If you have any questions or need further information about this rights offering, please call D.F. King & Co., Inc. (“D.F. King”), our information agent for this rights offering, at (800) 829-6551 (toll-free).
It is anticipated that delivery of the shares of common stock purchased in this rights offering will be made on or about August 3, 2020.
Lead Dealer Manager
Barclays
Joint Dealer Manager
Deutsche Bank Securities
The date of this prospectus supplement is June 23, 2020.

Prospectus Supplement
Prospectus
S-i

Neither we nor the dealer managers have authorized any other person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We and the dealer managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this rights offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
As permitted by the rules and regulations of the SEC, the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”
You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.
In this prospectus supplement, unless stated otherwise or the context indicates otherwise, references to “T-Mobile US” refer to T-Mobile US, Inc., a Delaware corporation, and references to “T-Mobile,” the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc., together with its consolidated subsidiaries.
On April 29, 2018, we entered into a Business Combination Agreement (as amended and supplemented, the “Business Combination Agreement”) with Sprint Corporation, a Delaware corporation (“Sprint”), Huron Merger Sub LLC, a Delaware limited liability company and our wholly owned subsidiary (“T-Mobile Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of T-Mobile Merger Company (“Merger Sub”), Starburst I, Inc., a Delaware corporation (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy”), and for the limited purposes set forth therein, Deutsche Telekom, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands and SoftBank. On April 1, 2020, pursuant to the Business Combination Agreement and upon the terms and subject to the conditions described therein: (a) each of Galaxy and Starburst merged with and into T-Mobile Merger Company, with T-Mobile Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T-Mobile US (the “HoldCo Mergers”); and (b) Merger Sub merged with and into Sprint, with Sprint continuing as the surviving corporation and as a wholly owned indirect subsidiary of T-Mobile US (the “Merger,” and collectively with the HoldCo Mergers, the “BCA Transactions”). Promptly following the consummation of the Merger, T-Mobile US contributed Sprint to T-Mobile USA, Inc. (“T-Mobile USA”), a direct wholly-owned subsidiary of T-Mobile US, causing Sprint to become a wholly owned subsidiary of T-Mobile USA. In this prospectus supplement, references to the “combined company” refer to the combined businesses of T-Mobile US and its subsidiaries and Sprint and its subsidiaries following consummation of the BCA Transactions.
Market data and other statistical information incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which we derive from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information. We neither guarantee its accuracy nor undertake a duty to provide or update such data in the future.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may include trademarks, service marks and trade
S-iii

names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions.
S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:
•
failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all;

•
adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders;

•
costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems;

•	changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions;
•	the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective;
•
the effects of the material weakness in Sprint’s internal control over financial reporting or the identification of any additional material weaknesses as we complete our assessment of the Sprint control environment;

•	the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align guidelines and practices;
•
the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the planned disposition of Sprint’s prepaid wireless business (other than certain excluded assets) to DISH Network Corporation and ongoing commercial and transition services arrangements to be entered into in connection with such disposition transaction, which we announced on July 26, 2019, a stipulation and order and proposed final judgment with the U.S. Department of Justice, which we and Sprint announced on July 26, 2019, the proposed commitments filed with the Secretary of the Federal Communications Commission, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations;

•	the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions;
•	our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein;
•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;
•	natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents;
•	competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers;
•	the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry;
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•	breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting in unauthorized access to customer confidential information;
•	inability to implement and maintain effective cybersecurity measures over critical business systems;
•	challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades;
•	the impact on our networks and business from major system and network failures;
•	difficulties in managing growth in wireless data services, including network quality;
•	material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;
•	the timing, scope and financial impact of our deployment of advanced network and business technologies;
•	the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions, or account take over fraud;
•	our inability to retain and hire key personnel;
•	any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws;
•	unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the BCA Transactions;
•	the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others;
•	changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions;
•	the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms;
•	any disruption or failure of third parties (including key suppliers) to provide products or services;
•	material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact;
•	changes in accounting assumptions that regulatory agencies, including the SEC, may require, which could result in an impact on earnings;
•	ongoing purchase price accounting allocations, accounting policy alignments and other adjustments and assumptions; and
•	interests of our significant stockholders that may differ from the interests of other stockholders.
Additional information concerning these and other risk factors is contained in the section titled “Risk Factors” in this prospectus supplement and the documents incorporated by reference.
Forward-looking statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or the documents incorporated by reference speak only as of the date of this prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.
You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.
S-vi

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about this rights offering. The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of this rights offering and provide additional information about us and our business, including potential risks related to this rights offering, our common stock and our business.
Exercising the rights and investing in our common stock involves risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-21 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement in its entirety before you decide whether to exercise your rights.
What is a rights offering?
A rights offering is a distribution of subscription rights on a pro rata basis to all stockholders of a company. We are distributing to holders of our common stock as of 5:00 p.m. Eastern Time on June 25, 2020, the record date, at no charge, subscription rights to purchase shares of our common stock. You will receive one transferable subscription right for every share of our common stock you owned as of 5:00 p.m., Eastern Time, on the record date. The subscription rights will be evidenced by rights certificates.
What is a subscription right?
Each subscription right gives our stockholders the opportunity to purchase 0.05 shares of our common stock for $103.00 per whole share of common stock and carries with it a basic subscription right and an over-subscription right, as described below.
How many shares may I purchase if I exercise my subscription rights?
We are granting to you, as a stockholder of record on the record date, one transferable subscription right for every share of our common stock you owned at that time. Each subscription right contains the basic subscription right and the over-subscription right. The basic subscription right gives our stockholders the opportunity to purchase 0.05 shares of our common stock for each subscription right at the subscription price of $103.00 per whole share of common stock. For example, if you owned 1,000 shares of our common stock on the record date, you would be granted 1,000 rights and have the right to purchase 50 shares of our common stock for $103.00 per share under the basic subscription right (rounded down to the nearest whole share as described herein). You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic subscription rights.
The over-subscription right of each subscription right entitles you, if you have fully exercised your basic subscription right, to subscribe for additional shares of our common stock at the same subscription price per share on a pro rata basis if any shares are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration date. Pro rata means in proportion to the number of shares of our common stock that all rights holders who have fully exercised their basic subscription rights on their common stock holdings have requested to purchase pursuant to the over-subscription right. We note that the over-subscription right does not apply to the subscription rights that are being waived by each of SoftBank, Deutsche Telekom and Marcelo Claure. In other words, you will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their subscription rights.
If you hold your shares in street name through a broker, bank, or other nominee who uses the services of The Depository Trust Company (“DTC”) then DTC will issue one transferable subscription right to your nominee for every share of our common stock you own at the record date. Each subscription right can then be used to purchase 0.05 shares of common stock for each subscription right for $103.00 per whole share of common stock. As in the example above, if you owned 1,000 shares of our common stock on the record date, your nominee would receive 1,000 subscription rights and you would have the right to purchase 50 shares of common stock for $103.00 per share.

Will fractional shares be delivered upon exercise of the subscription rights?
No. We will not issue or deliver fractional shares of common stock in this rights offering. Any fractional shares of our common stock created by the exercise of the subscription rights will be rounded down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned by mail promptly after the expiration of this rights offering, without interest or deduction.
What if there is an insufficient number of shares to satisfy the over-subscription requests?
If there is an insufficient number of shares of our common stock available to fully satisfy the over-subscription requests of rights holders, rights holders who exercised their over-subscription right will receive the available shares pro rata based on the number of shares each rights holder has subscribed for under the over-subscription right. Any excess subscription payments will be returned by mail, without interest or deduction, promptly after the expiration of this rights offering.
What will happen if I choose not to exercise my subscription rights?
If you do not exercise your subscription rights, the number of shares of our common stock you own will not change. Unlike in most rights issues where a choice to not exercise rights has a dilutive effect on shareholdings of holders, due to the repurchase of a number of common shares from SoftBank that equal the aggregate number of common shares sold by us in this rights offering, the Public Equity Offering and the other Related Transactions, there will be no net change in the number of our common shares outstanding before and after giving effect to the rights offering, the Public Equity Offering and the other Related Transactions and, as a result, a choice not to exercise subscription rights will have no dilutive impact on shareholders. However, if you do not exercise your basic subscription right in full, you will not be entitled to the over-subscription right. We also note that investors who acquire our common stock in any of the Related Transactions will not receive subscription rights pursuant to this rights offering with respect to the common stock they acquire in the Related Transactions.
Why are we conducting this rights offering?
As indicated elsewhere in this prospectus supplement, the rights offering is part of a larger series of transactions. See “Related Transactions.” Specifically, proceeds from the rights offering will be used along with proceeds from the Public Equity Offering and other Related Transactions to fund the purchase of our common shares from SoftBank. We negotiated the opportunity to pursue a rights offering of certain common shares from SoftBank as part of our agreement to participate in the Related Transactions because it affords our existing stockholders the opportunity to invest in our common stock at the same price as the shares of common stock that are being sold in the Public Equity Offering. In addition, part of the benefit that we negotiated to receive from agreeing to participate in the Related Transactions is that we will secure the payment to us of the TMUS Fee, which amounts to $300 million.
How was the subscription price of $103.00 per share determined?
The subscription price is equivalent to the price to the public for our common shares that was offered in the Public Equity Offering, which was an underwritten offering in which demand from potential purchasers was evaluated to determine a purchase price.
There can be no assurance that our common stock will trade at prices near or above the subscription price after the date of this prospectus supplement, and our common stock could trade below that price. You should not consider the subscription price to be an indication of the fair value of our common stock or the price at which our common stock or a subscription right will trade following this rights offering.
Am I required to exercise all of the subscription rights I receive in this rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. As described above, due to the nature of the Related Transactions (and the repurchase of our common shares from SoftBank pursuant thereto) your choice not to exercise subscription rights will not have any dilutive impact on your shareholding or voting rights. However, if you do not exercise your basic subscription right in full, you will not be entitled to the over-subscription right.

How soon must I act to exercise my subscription rights?
The subscription rights may be exercised during the period commencing on June 26, 2020, and ending at 5:00 p.m., Eastern Time, on July 27, 2020, unless extended as described below in “Can our board of directors cancel, amend or extend this rights offering?”, which we refer to as the subscription period. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you or your broker or nominee at or before the expiration date. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.
When will I receive my rights certificate?
Promptly after the date of this prospectus supplement, the subscription agent will send a rights certificate to each registered holder of our common stock as of 5:00 p.m., Eastern Time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock in “street name” through a brokerage account, bank, or other nominee, you will not receive a physical rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, bank, or nominee whether or not to exercise subscription rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank, or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to elect to exercise your subscription rights if your shares are held by a broker, bank, or other nominee.
If I do not exercise my subscription rights, may I transfer or sell my subscription rights?
Yes. The subscription rights will be transferable during the course of the subscription period. We expect the subscription rights will trade on the NASDAQ under the symbol “TMUSR” beginning on June 24, 2020, until 4:00 p.m., Eastern Time, on July 27, 2020 (or if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date). As a result, you may transfer or sell your subscription rights during the course of the subscription period if you do not want to purchase any shares of our common stock. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The subscription agent will only facilitate subdivisions or transfers of the physical subscription rights until 5:00 p.m., Eastern Time, on July 22, 2020, three (3) business days prior to July 27, 2020, the scheduled expiration date (or if this rights offering is extended, on or before three business days prior to the extended expiration date).
Are there any conditions to the completion of this rights offering?
We have a contractual commitment to conduct the rights offering. However, to the extent that the Public Equity Offering is not consummated, we are relieved of our contractual obligation to proceed with the rights offering and may choose not to do so.
Who will receive the proceeds from this rights offering?
As described elsewhere in this prospectus supplement, net proceeds from the rights offering, the Public Equity Offering and the other Related Transactions will be used to fund the purchase of an equivalent amount of our common shares from SoftBank.
Will investors who acquire our common stock in any of the Related Transactions receive subscription rights pursuant to this rights offering?
As the record date is prior to the closing date of any of the Related Transactions, none of the investors who come to own our common shares due to their participation in the Related Transactions will receive subscription rights in this rights offering with respect to the common stock they acquire in the Related Transactions.
Are there restrictions on my ability to exercise my over-subscription right or acquire rights in addition to the basic subscription right?
No, there are no such restrictions.

Will our executive officers and directors exercise their subscription rights?
Our executive officers and directors (other than Marcelo Claure) may participate in this offering at the same subscription price as all other stockholders, but none of our executive officers and directors are obligated to so participate.
How will this rights offering affect SoftBank and Deutsche Telekom’s ownership of our stock?
Each of Deutsche Telekom and SoftBank have agreed that they, and their respective affiliates, will not exercise or transfer any subscription rights to purchase common stock that are distributed to them in the rights offering. As of June 15, 2020, Deutsche Telekom and its affiliates held 538,590,941 shares of our common stock and SoftBank and its affiliates held 304,606,049 shares of our common stock, which represented 43.5% and 24.6% of our outstanding shares of common stock, respectively. If the rights offering is fully subscribed by our minority shareholders, the Company will sell an aggregate of 19,750,000 shares of common stock to such minority shareholders. Under such circumstances and assuming the successful consummation of the Public Equity Offering and each of the other Related Transactions, SoftBank’s beneficial ownership percentage of our outstanding common stock would decrease to approximately 8.6%, while Deutsche Telekom’s equity ownership would remain unchanged.
Can our board of directors terminate, amend or extend this rights offering?
Yes. Our board of directors may terminate, amend or extend this rights offering at any time prior to the expiration date, subject to our obligation to conduct this rights offering in accordance with the commitments we have made in the Related Transactions. You should be aware that if the Public Equity Offering does not conclude successfully, we will not proceed with the rights offering. If our board of directors terminates this rights offering, any money received from subscribing stockholders will be returned, without interest or deduction, promptly after such termination. If our board of directors extends this rights offering, we will issue a press release notifying stockholders of the extension of the expiration date as promptly as practicable, but in no event later than 9:00 a.m., Eastern Time, on the next business day following the most recently announced expiration date.
Has our board of directors made a recommendation to our stockholders regarding the exercise of subscription rights under this rights offering?
No. Our board of directors has not made, nor will it make, any recommendation to stockholders regarding the exercise of subscription rights under this rights offering. You should make an independent investment decision about whether or not to exercise your subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise or sell your subscription rights, your unexercised subscription rights will be null and void and will have no value, and if you do not exercise your subscription rights in full, you will not be eligible to exercise over-subscription rights. For more information on the risks of participating in this rights offering, see the section of this prospectus supplement entitled “Risk Factors.”
How do I exercise my subscription rights? What forms and payment are required to purchase the shares of common stock?
If you wish to participate in this rights offering, you must take the following steps, unless your shares are held by a broker, bank, or other nominee:
•	deliver payment to the subscription agent using the methods outlined in this prospectus supplement; and
•	deliver a properly completed rights certificate to the subscription agent at or before 5:00 p.m., Eastern Time, on July 27, 2020, unless extended.
If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the rights certificate, the payment received will be applied to exercise your basic subscription right. Unless you have specified the number of shares you wish to purchase upon exercise of your over-subscription right, any payment in excess of that required to exercise your basic subscription right will be refunded. If the payment exceeds the subscription price for the full exercise of the basic and over-subscription rights (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you under this rights offering.
If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.
Will I be charged a sales commission or a fee if I exercise my rights?
We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee. If you sell your rights, you will be responsible for any fees, taxes or commissions relating to that sale.
What should I do if I want to participate in this rights offering, but my shares are held in the name of my broker, bank, or other nominee?
If you hold your shares of our common stock in the name of a broker, bank, or other nominee, then your broker, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.
If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares. We will ask your broker, bank, or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled “Beneficial Holder Election Form” (or such other documents required by your broker, bank, or other nominee). You should receive this form from your record holder with the other rights offering materials.
If I exercise my subscription rights, when will I receive my new shares?
We will deliver the shares for which subscriptions pursuant to the basic subscription right and the over-subscription right have been properly received promptly following the expiration date if we have received a properly completed and executed rights certificate, together with payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription right and over-subscription right (and after all pro rata allocations and adjustments have been completed with respect to the over-subscription right and taking into account the guaranteed delivery period).
After I send in my payment and rights certificate, may I change or cancel my exercise of subscription rights?
No. All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $103.00 per share.
If this rights offering is not completed, will my subscription payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.
If I exercise my over-subscription rights and am allocated less than all of the shares of common stock for which I wish to subscribe, when and how will I receive my refund for my excess subscription payment?
If you exercised your over-subscription right and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by AST, the subscription agent, by mail, without interest or deduction, promptly after the expiration date. If your shares are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.
How much money will the Company receive from this rights offering?
While this rights offering has no minimum purchase requirement, if this rights offering is fully-subscribed, we expect to receive approximately $2,034,250,000 in gross proceeds in this rights offering. We will use the proceeds received from the exercise of the rights to fund the purchase of an equal number of issued and outstanding shares of our common stock from a subsidiary of SoftBank. SoftBank has agreed to pay all of our expenses in connection with this rights offering and the Related Transactions. See “Use of Proceeds.”
Are there risks in exercising my subscription rights?
Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully read the section entitled “Risk Factors” beginning on page S-21 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement in its entirety before you decide whether to exercise your subscription rights.
How many shares of common stock will be outstanding after this rights offering?
As of June 22, 2020, we had 1,238,798,631 shares of common stock outstanding and the same number of common shares will remain outstanding after the consummation of each of the rights offering, the Public Equity Offering and the other Related Transactions. This is because we will repurchase from SoftBank a number of common shares equal in aggregate to the number of common shares sold in the Public Equity Offering, this rights offering and the other Related Transactions, and therefore there will be no net change in the total number of our common shares outstanding before and after the consummation of these transactions.
How do I exercise my subscription rights if I live outside the United States?
The subscription agent will hold rights certificates for stockholders having addresses outside the United States. In order to exercise subscription rights, holders with addresses outside the United States must notify the subscription agent and timely follow other procedures described in the section of this prospectus supplement entitled “The Rights Offering-Foreign Stockholders.”
What are the U.S. federal income tax consequences of the receipt of subscription rights?
The Company and SoftBank have agreed, for U.S. federal income tax purposes, to treat the issuance of the subscription rights pursuant to this rights offering as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank. Based on that characterization, recipients of the subscription rights generally should expect to recognize income equal to the fair market value of the subscription rights on the date received. The fair market value of the subscription rights will depend on a number of factors. All relevant facts and circumstances should be considered, including the trading price of the subscription rights immediately after issuance, the subscription price of the subscription rights, the trading price of our shares of common stock on the date that the subscription rights are distributed and the length of the period during which the subscription rights may be exercised. The Company intends to arrange for applicable tax reporting reflecting the Company’s determination of the fair market value of the subscription rights issued pursuant to this rights offering to be provided to the extent required by applicable law.
Your decision to exercise or sell your subscription rights, or to allow your subscription rights to expire, may affect the tax consequences to you of this rights offering, including the amount, timing and character of income recognized. You should consult your tax advisor as to the particular consequences to you of this rights offering. For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
Will I receive subscription rights if I have stock options, performance stock units and restricted stock units?
Holders of options to purchase our common stock will not receive rights, unless they exercise their options for shares of common stock prior to the record date. Similarly, holders of performance stock units or restricted stock units with respect to our common stock will not receive rights, except to the extent their restricted stock units or such other awards are settled (to the extent applicable) for shares of common stock prior to the record date.
To whom should I send my forms and payment?
If your shares are held in the name of a broker, bank, or other nominee, then you should send the nominee holder certification, notice of guaranteed delivery (if applicable), and payment to that record holder in accordance with the instructions you receive from that record holder. If you are the record holder, then you should send the nominee holder certification, notice of guaranteed delivery (if applicable), and rights certificate by first class mail, hand delivery or overnight courier to:
American Stock Transfer & Trust Company, LLC
Operation Center
Attn: Reorganization Departments
6201 15th Avenue
Brooklyn, New York 11219
If you are a record holder, your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by check drawn upon a United States bank payable to the subscription agent at the address set forth above or by wire transfer in immediately available funds to the subscription agent as provided for in the “Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificates.”
You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.
Who are the dealer managers?
Barclays and Deutsche Bank will act as the dealer managers for this rights offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer managers will solicit the exercise of basic subscription rights and participation in the over-subscription rights. We have agreed to pay the dealer managers certain fees for acting as dealer managers and to reimburse the dealer managers for certain fees and expenses incurred in connection with this rights offering. The dealer managers are not underwriting or placing any of the rights being issued in this rights offering and are not making any recommendation with respect to such rights (including with respect to the exercise or expiration of such rights). SoftBank has agreed to pay all of our expenses in connection with this rights offering and the Related Transactions.
Whom should I contact if I have other questions?
If you are a shareholder and have other questions or need assistance, please contact the information agent, D.F. King, at (800) 829-6551. If you are a broker or bank and have other questions or need assistance, please call D.F. King at (212) 269-5550.
For a more complete description of this rights offering, see “The Rights Offering” beginning on page S-29.

KEY DATES FOR THE RIGHTS OFFERING
Rights begin trading under ticker “TMUSR”	June 24, 2020
Ex-rights date of the common stock	June 24, 2020
Record date	5:00 p.m., Eastern Time, on June 25, 2020
Launch of rights offering and distribution of rights	June 26, 2020
Trading of rights ends	4:00 p.m., Eastern Time, on July 27, 2020
Expiration date	5:00 p.m., Eastern Time, on July 27, 2020
Notice of guaranteed delivery period expires	5:00 p.m., Eastern Time, on July 29, 2020

SUMMARY
The following summary highlights selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding whether to exercise your rights. You should review this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in our common stock described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as our and Sprint’s consolidated financial statements and notes thereto and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Combination of T-Mobile and Sprint
On April 1, 2020, T-Mobile US and Sprint completed a merger transaction, as a result of which T-Mobile US and Sprint have combined their respective businesses, subject to ongoing integration activities. The completion of the BCA Transactions enables us to build upon our recently launched foundational 5G network of 600 MHz spectrum to deliver broad and deep nationwide 5G network and is expected to be able to accelerate innovation and increase competition in the U.S. wireless, video and broadband industries.
Our Company
We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry by actively engaging with and listening to our customers and eliminating their existing pain points, including by providing them with added value and an exceptional experience and implementing signature Un-carrier initiatives that have changed the wireless industry. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies. Since the launch of the Un-carrier in 2013, more than 42 million postpaid and prepaid customers have joined the Un-carrier movement as of March 31, 2020, including 8.9 million customers acquired during the MetroPCS business combination. We will continue to maintain our customer experience focus and are determined to bring the Un-carrier to every potential customer in the United States.
Our network is the foundation of our success. Everything we do is powered by our nationwide 4G Long-Term Evolution (“LTE”) network and our transformative nationwide 5G network. As of March 31, 2020, our 4G LTE network covered 327 million Americans (99% of the U.S. population) and our nationwide 5G network covered 215 million people. We continue to expand the footprint and improve the quality of our network, providing outstanding wireless experiences for customers who will not have to compromise on quality and value. Going forward, our network will allow us to deliver new, innovative products and services with the same customer experience focus and industry-disrupting mentality that has redefined the wireless communications services industry in the United States in the customers’ favor.
We provide wireless services to 68.5 million postpaid and prepaid customers as of March 31, 2020 (prior to the BCA Transactions), and generate revenue by providing affordable wireless communication services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to acquiring and retaining high-quality customers, providing a full range of devices, compensating employees and operating and expanding our network. We provide service, devices and accessories across our flagship brands, T-Mobile, Metro by T-Mobile, and Sprint, through our owned and operated retail stores, as well as through our websites (www.T-Mobile.com, www.metrobyt-mobile.com, and www.Sprint.com), T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites. The information on or accessible through our websites is not incorporated into or part of this prospectus supplement (except for our SEC reports expressly incorporated by reference herein).
Sprint
Sprint, including its consolidated subsidiaries, is a communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses, government subscribers and resellers. Sprint is a large wireless communications company in the U.S., as well as a provider of wireline services. Sprint’s services are provided through its ownership of extensive wireless networks, an all-digital global wireline network and a Tier 1 Internet backbone.

Sprint offers wireless and wireline services to subscribers in all 50 states, Puerto Rico and the U.S. Virgin Islands under the Sprint corporate brand, which includes its retail brands of Sprint® , Boost Mobile®, and Assurance Wireless® on its wireless networks utilizing various technologies including third generation (3G) code division multiple access (CDMA), and fourth generation (4G) services utilizing Long Term Evolution (LTE). In 2019, Sprint launched fifth generation (5G) service in nine major cities, which is supported by its available 2.5 GHz spectrum. Sprint utilizes these networks to offer its wireless subscribers differentiated products and services through the use of a single network or a combination of these networks. The information on or accessible through Sprint’s websites is not incorporated into or part of this prospectus supplement.
Corporate Information
Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000. We maintain a website at www.T-Mobile.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The information on or accessible through our website is not incorporated into or part of this prospectus supplement (except for our SEC reports expressly incorporated by reference herein).
Related Transactions
As discussed in our Current Report on Form 8-K filed on April 1, 2020, which is incorporated by reference in this prospectus supplement, the Amended and Restated Stockholders’ Agreement, dated as of April 1, 2020, among T-Mobile US, Deutsche Telekom and SoftBank (the “Stockholders’ Agreement”) provided Deutsche Telekom and SoftBank with certain rights, including with respect to securities registration, director designation and consent over corporate transactions. In addition, as discussed in the same Current Report on Form 8-K, the Proxy, Lock-up and ROFR Agreement, dated as of April 1, 2020 (the “Proxy Agreement”), between Deutsche Telekom and SoftBank, prohibits each of Deutsche Telekom and SoftBank from transferring shares of our common stock, prior to certain dates and subject to certain exceptions.
Pursuant to a Master Framework Agreement, dated as of June 22, 2020 (the “Master Framework Agreement”), we have agreed with SoftBank, Deutsche Telekom, an entity controlled by Marcelo Claure, one of our directors, and certain affiliated entities party thereto, to conduct the Related Transactions. In order to facilitate the Related Transactions, we negotiated for the opportunity to conduct this rights offering and SoftBank has agreed to pay us $300 million upon the earlier to occur of (i) the date when at least 50% of the Released Shares (as defined below) have been transferred or (ii) October 2, 2020. Upon the closing of the Public Equity Offering, the first of such triggers will have been satisfied and therefore such amount will be due and payable. In addition, SoftBank has agreed to reimburse all of our fees and expenses in connection with this offering and the Related Transactions. Under a new Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020, described further in the prospectus under “Description of Capital Stock—Second Amended and Restated Stockholders’ Agreement,” SoftBank also has forfeited its governance rights under the Stockholders’ Agreement (including consent rights and information rights), except that SoftBank will retain (i) the right to designate one director so long as SoftBank continues to own at least 9% of T-Mobile US’ outstanding common stock (or 10% of T-Mobile US’ outstanding common stock if the Additional Shares Issuance Condition has been met under the Letter Agreement, dated as of February 20, 2020, by and among T-Mobile US, Deutsche Telekom and SoftBank) and (ii) registration rights for so long as SoftBank holds at least 5% of our issued and outstanding common stock. Concurrently with the execution of the Second Amended and Restated Stockholders’ Agreement, Ronald Fisher resigned from our board of directors. The other directors originally appointed by SoftBank, Marcelo Claure and Stephen Kappes, remain on our board of directors.
Deutsche Telekom has consented under the Proxy Agreement to the transfer of 198,314,426 shares of our common stock (the “Released Shares”) currently held by SoftBank Group Capital Limited (“SBGC”), a direct, wholly owned subsidiary of SoftBank. In exchange for Deutsche Telekom consenting to the transfer of the Released Shares, SBGC has granted call options over 101,491,623 shares of common stock currently held by SBGC, which call options are structured as follows:
(i)	SBGC has issued a call option to T-Mobile Agent LLC (“T-Mobile Agent”), a wholly owned indirect subsidiary of the Company, which entitles T-Mobile Agent to acquire from SBGC, in whole or in part,

up to an aggregate of 44,905,479 shares of our common stock, at an exercise price per share equal to the lesser of (x) the market price per share of our common stock at the close of the market on the business day prior to the issue date of such option and (y) the net volume-weighted average price of the Released Shares sold in one or more underwritten public offerings of our common stock (including the Public Equity Offering) during a specified period following the issue date of such option (“Call Option 1”);
(ii)
T-Mobile Agent has issued a back-to-back call option to Deutsche Telekom (with SBGC acting as registrar), which entitles Deutsche Telekom to acquire from T-Mobile Agent the same number of shares of our common stock on the same economic terms as T-Mobile Agent is entitled to acquire from SBGC pursuant to Call Option 1 (“Call Option 2” and, together with Call Option 1, the “At the Money Options”); and

(iii)
SBGC has issued a call option to Deutsche Telekom which entitles Deutsche Telekom to acquire from SBGC, in whole or in part, up to an aggregate of 56,586,144 shares of our common stock, at an exercise price per share equal to the average of the daily volume-weighted average prices of the shares of our common stock for each of the 20 trading days immediately prior to the date of exercise (the “Floating Option”, and together with the “At the Money Options”, the “Call Options”). The grant of the Floating Option by SBGC to Deutsche Telekom shall not be effective until receipt of all required approvals under applicable antitrust laws.

The Call Options expire on June 22, 2024 (the “Expiration Time”). The At the Money Options can be exercised at any time prior the Expiration Time. The Floating Option cannot be exercised until the earlier of (i) 30 days prior to the Expiration Time and (ii) the later of (x) the date Call Option 1 and Call Option 2 are exercised in full and (y) October 2, 2020.
The obligations of T-Mobile Agent to Deutsche Telekom under Call Option 2 will be secured by T-Mobile Agent’s rights under Call Option 1 (the “Call Option 2 Collateral”) and Deutsche Telekom’s sole recourse against T-Mobile Agent in respect of Call Option 2 shall be limited to enforcement on the Call Option 2 Collateral.
SBGC intends to assign its rights and obligations under Call Option 1 and the Floating Option and its remaining shares of our common stock to Delaware Project 6 L.L.C. (“Project 6”), a wholly owned subsidiary of SoftBank. The obligations of Project 6 under Call Option 1 and the Floating Option will be secured by the underlying shares of our common stock held by Project 6. Project 6 will also be entitled to use the shares of our common stock underlying Call Option 1 and the Floating Option as collateral for a margin loan, subject to certain requirements and conditions. Such shares used as collateral will be held in separate securities accounts by the custodian for the margin loan.
With respect to the Released Shares, as part of the Related Transactions:
(i)
143,392,582 shares (154,147,026 shares if the underwriters exercise in full their option to purchase additional shares) are expected to be purchased by us with the proceeds of the Public Equity Offering. The underwriters have reserved for sale at the public offering price up to 5,000,000 of these shares for sale to certain officers of SoftBank to be designated by SoftBank. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but any purchases they do make will reduce the number of shares available to the general public.

(ii)
18,062,698 shares (19,417,400 shares if the initial purchasers in the Mandatory Exchangeable Private Placement described herein exercise in full their option to purchase additional cash mandatory exchangeable trust securities) are expected to be purchased by us and resold to a trust, which will offer cash mandatory exchangeable trust securities. The trust will use a portion of the net proceeds from the Mandatory Exchangeable Private Placement to purchase U.S. Treasury securities, which will fund quarterly distributions on the cash mandatory exchangeable trust securities, and the holders of the cash mandatory exchangeable trust securities will be entitled to a final mandatory exchange cash amount on June 1, 2023 that will depend on the daily volume-weighted average price of shares of our common stock, and will also use a portion of the net proceeds for certain expenses. The remaining net proceeds of the Mandatory Exchangeable Private Placement, together with a contingent right to receive from the trust on June 1, 2023 a number of shares of our common stock based on the daily volume-weighted average price of shares of our common stock, will be delivered to us and in turn delivered to SoftBank. The cash mandatory exchangeable trust securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This prospectus supplement does not constitute an offer or the solicitation of an offer with respect to the cash mandatory exchangeable trust securities.
(iii)
Up to 19,750,000 shares are being reserved for repurchase by us in connection with this rights offering. We plan to distribute to the holders of our common stock as of June 25, 2020 a registered, transferable right in respect of each share outstanding on that date to purchase 0.05 shares of our common stock at the same price per share as the common stock sold in the Public Equity Offering. To the extent the rights expire without being exercised, SoftBank will generally be permitted to otherwise transfer the shares that had been reserved for sale through the rights offering. Each of Deutsche Telekom, SoftBank, Marcelo Claure and their respective affiliates have agreed to waive their ability to exercise or transfer such rights. As the record date for the distribution of the rights is expected to be prior to the closing date of the Public Equity Offering, none of the investors who purchase shares in the Public Equity Offering will receive rights with respect to the shares they purchase in the Public Equity Offering.

The closing of the Public Equity Offering is contingent upon the closing of the Mandatory Exchangeable Private Placement and the closing of the Mandatory Exchangeable Private Placement is contingent upon the closing of the Public Equity Offering. The closing of the Public Equity Offering is not contingent upon the closing of the sale to Mr. Claure, but the sale to Mr. Claure is contingent upon the closing of the Public Equity Offering. The closing of the rights offering is also contingent upon the closing of the Public Equity Offering.
In addition, following the receipt of necessary regulatory approvals, 5,000,000 shares will be purchased by us and in turn sold to an entity controlled by Marcelo Claure, one of our directors, at the same price per share as the common stock sold in the Public Equity Offering, and we will repurchase 5,000,000 shares from SoftBank at an equivalent price. We have been advised that Mr. Claure’s purchase will be funded with the proceeds of a loan from SoftBank. The shares purchased by Mr. Claure will be subject to proxy, lock-up and other restrictions in favor of Deutsche Telekom on terms substantially consistent with the terms of the Proxy Agreement with respect to shares held by SoftBank. In addition, pursuant to our policy on securities trading, such shares may not be pledged, directly or indirectly, as collateral for a loan.
In the event that not all of the Released Shares (other than the shares expected to be purchased from us by an entity controlled by Mr. Claure) are transferred in connection with the Public Equity Offering, the Mandatory Exchangeable Private Placement and this rights offering, we have agreed to facilitate additional sales by SoftBank of any such remaining shares until October 2, 2020. Deutsche Telekom has also consented to the transfer of any such remaining shares until December 22, 2020, after which time those shares would again become subject to the terms of the Proxy Agreement. The other remaining shares held by SoftBank that are not Released Shares and that are not subject to the Call Options described herein (representing approximately 4,800,000 shares) would be subject to restrictions on transfer without Deutsche Telekom’s consent until April 2024, subject to certain exceptions.
We have agreed that for a 45-day period after the date of the prospectus supplement published in connection with the Public Equity Offering, we will not offer or sell any shares of our common stock (or securities convertible into our common stock) without the prior consent of the underwriters of the Public Equity Offering (subject to certain exceptions, including the offering of the rights and any common shares in connection with the exercise of the rights or other dealings in our common stock that are necessary in connection with the Related Transactions). Each of Deutsche Telekom, SoftBank and certain of our directors that are affiliated with SoftBank have entered into similar arrangements, albeit for a 90-day period, and subject to various exceptions.
PJT Partners is acting as financial advisor to the Independent Committee of the Board of Directors of T-Mobile US, Inc. in connection with the Master Framework Agreement and related modifications to certain other agreements and as advisor to T-Mobile US, Inc. in connection with the Related Transactions. The Raine Group LLC has acted as financial adviser to SoftBank in connection with the transactions described herein.

Recent Developments
On June 18, 2020, our wholly owned subsidiary T-Mobile USA agreed to sell $1,000,000,000 aggregate principal amount of its 1.500% Senior Secured Notes due 2026, $1,250,000,000 aggregate principal amount of its 2.050% Senior Secured Notes due 2028 and $1,750,000,000 aggregate principal amount of its 2.550% Senior Secured Notes due 2031 (collectively, the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act. The offering of the Notes is scheduled to close on June 24, 2020, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds of this offering for ongoing liability management, including the redemption of one or more series of existing T-Mobile USA unsecured notes that are subject to redemption without payment of a “make-whole” redemption premium.

RIGHTS OFFERING SUMMARY
The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.
Issuer
T-Mobile US, Inc.
Securities offered
On June 26, 2020, the distribution date, we are distributing to you, at no charge, one transferable subscription right for each whole share of our common stock that you owned as of 5:00 p.m., Eastern Time, on June 25, 2020, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares. Each subscription right will entitle you to purchase 0.05 shares of our common stock. The subscription rights will be evidenced by rights certificates.
Basic subscription right
The basic subscription privilege will entitle you to purchase 0.05 shares of common stock at a subscription price of $103.00 per whole share of common stock.
Over-subscription right
You may subscribe for additional shares of our common stock upon delivery of the required documents and payment of the subscription price of $103.00 per share, before the expiration of this rights offering. You may only exercise your over-subscription right if you exercised your basic subscription right in full, including payment of the subscription price therefor, and other holders of rights do not exercise their basic subscription rights in full. We note that the over-subscription right does not apply to the subscription rights that each of SoftBank, Deutsche Telekom, Marcelo Claure and their affiliates have agreed to waive their ability to exercise or transfer. In other words, you will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their subscription rights.
If there are not enough shares of our common stock to satisfy all subscriptions made under the over-subscription right, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other rights holders have subscribed for pursuant to the over-subscription right.
You must exercise your over-subscription right at the same time you exercise your basic subscription right in full. In exercising the over-subscription right, you must pay the full subscription price for all the shares you are electing to purchase. If you exercised your over-subscription right and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, promptly after the expiration of this rights offering.
Subscription price
$103.00 per whole share of common stock, payable in immediately available funds. To be effective, any payment related to the exercise of a right must clear before the rights offering expires. The subscription price is equivalent to the price to the public for our common shares offered in the Public Equity Offering.
Record date
5:00 p.m., Eastern Time, on June 25, 2020.
Distribution date
June 26, 2020.
Commencement date of subscription period
June 26, 2020.
Expiration date
5:00 p.m., Eastern Time, on July 27, 2020, unless extended by us. If you do not exercise your rights at or before the expiration date of this rights offering, your unexercised rights will be null and void and will have no value. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents and payment of the subscription price relating to your exercise after this rights offering expires, regardless of when you transmitted the documents, provided that if you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent before the expiration of the subscription period, you may exercise your rights by guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”
Use of proceeds
We estimate that the proceeds to us from this rights offering, before deducting estimated offering expenses, will be approximately $2,034,250,000, assuming that all eligible shareholders exercise their rights in full.
We will use the proceeds that we receive from the exercise of the rights to repurchase an equal number of issued and outstanding shares of our common stock from a subsidiary of SoftBank. The purchase price payable by us to SoftBank for such shares will be equal to the total proceeds received by us from the exercise of rights in this rights offering, which is equal to the aggregate subscription proceeds resulting from the exercise of all of the rights issued to our shareholders in this rights offering. SoftBank also has agreed to pay all of our expenses in connection with this rights offering and the Related Transactions. SoftBank holds, immediately prior to this rights offering and the Related Transactions, 24.6% of our outstanding common stock, and may be deemed to be our affiliate. See “Use of Proceeds” and “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank” in our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020.
In connection with our agreement to enter into the Master Framework Agreement and facilitate the Related Transactions, we negotiated the opportunity to conduct this rights offering because it gives existing stockholders the opportunity to invest in our common stock at the same price as the shares of common stock that are being sold in the Public Equity Offering. None of the investors who come to own our common shares due to their participation in the Related Transactions will receive subscription rights in this rights offering as the record date is prior to the closing dates of such transactions. See “Use of Proceeds” and “The Rights Offering-Reasons for the Rights Offering.” In addition, we also negotiated to receive the payment to us of the TMUS Fee, which amounts to $300 million. SoftBank also has agreed to pay all of our expenses in connection with this rights offering and the Related Transactions.
The closing of the Public Equity Offering is contingent upon the closing of the Mandatory Exchangeable Private Placement and the closing of the Mandatory Exchangeable Private Placement is contingent upon the closing of the Public Equity Offering. The closing of the Public Equity Offering is not continent upon the closing of the sale to Mr. Claure, but the sale to Mr. Claure is contingent upon the closing of the Public Equity Offering. In addition, the closing of this rights offering is contingent upon the closing of the Public Equity Offering.
Transferability of rights
The rights are transferable and are expected to trade until 4:00 p.m. Eastern Time on July 27, 2020 (or if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date).
Trading in the rights on NASDAQ under the symbol “TMUSR” is expected to begin on June 24, 2020 and continue until 4:00 p.m., Eastern Time, on July 27, 2020 (or if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee, or other nominees for more information about trading of the rights.
If you are a record holder of a rights certificate, you may transfer your rights through the subscription agent, in which case you must deliver your properly executed rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate subdivisions or transfers of the physical rights certificates until 5:00 p.m., Eastern Time, on July 22, 2020, three (3) business days prior to July 27, 2020, the scheduled expiration date (or if this rights offering is extended, on or before three business days prior to the extended expiration date).
See “The Rights Offering-Rights Will Trade Publicly” and “The Rights Offering-Transfers and Sales of Rights.”
Minimum subscription amount
There is no minimum subscription requirement. Provided that the Public Equity Offering completes successfully, we will consummate this rights offering regardless of the amount raised from the exercise of basic subscription rights and over-subscription rights by the expiration date.
Maximum offering size
We will deliver up to 19,750,000 shares of common stock pursuant to this rights offering. This amount represents the aggregate number of shares of common stock that can be purchased pursuant to the basic subscription rights by minority shareholders and excludes any common shares that could be purchased by Deutsche Telekom, SoftBank or Marcelo Claure, due to the agreement by each of them to waive their ability to exercise or transfer subscription rights as further described herein.
Conditions, amendment, withdrawal and termination
We have agreed to conduct the rights offering in connection with the Related Transactions and, to the extent that the Public Equity Offering is not consummated, we may terminate the rights offering.
In any event, subject to our obligations under the Master Framework Agreement and other agreements related to the Related Transactions, we reserve the right to amend, withdraw or terminate the rights offering at any time for any reason. If this rights offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of rights. All monies received by the subscription agent in connection with this rights offering will be held by the subscription agent, on our behalf, in a segregated account. See “The Rights Offering—Conditions, Amendment, Withdrawal and Termination.”
No revocation
All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock at the subscription price of $103.00 per whole share of common stock. Subscription rights that are not exercised at or before the expiration date of this rights offering will expire and will have no value. See “The Rights Offering—No Revocation or Change.”

Material U.S. federal income tax considerations
The Company and SoftBank have agreed, for U.S. federal income tax purposes, to treat the issuance of the subscription rights pursuant to this rights offering as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank. Based on that characterization, recipients of the subscription rights generally should expect to recognize income equal to the fair market value of the subscription rights on the date received. The fair market value of the subscription rights will depend on a number of factors. All relevant facts and circumstances should be considered, including the trading price of the subscription rights immediately after issuance, the subscription price of the subscription rights, the trading price of our shares of common stock on the date that the subscription rights are distributed and the length of the period during which the subscription rights may be exercised. Your decision to exercise or sell your subscription rights, or to allow your subscription rights to expire, may affect the tax consequences to you of this rights offering, including the amount, timing and character of income recognized. You should consult your tax advisor as to the particular consequences to you of this rights offering.
For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
Extension
Our board of directors may extend this rights offering at any time prior to the expiration date. Any extension of this rights offering will be followed by an announcement as promptly as practicable, but in no event later than 9:00 a.m., Eastern Time, on the next business day following the most recently announced expiration date.
Procedures for exercising rights
If you are a record holder of shares of our common stock, you may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless we extend this rights offering in our sole discretion:
•	your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation;
•	your properly completed and executed notice of guaranteed delivery (if applicable); and
•	your full subscription price payment for each share subscribed for under your rights.
If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended. See “The Rights Offering—Method of Subscription-Exercise of Rights.”
If you wish to exercise your subscription rights but cannot deliver your rights certificate to the subscription agent prior to the expiration of this rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”
Subscription agent
American Stock Transfer & Trust Company, LLC
Information agent
D.F. King & Co., Inc. If you have any questions or need further information about this rights offering, please call the information agent at (800) 829-6551.
Shares outstanding before and after the rights offering
As of June 22, 2020, we had 1,238,798,631 shares of common stock outstanding and the same number of common shares will remain outstanding after the consummation of each of the rights offering, the Public Equity Offering and the other Related Transactions. This is because we will repurchase from SoftBank a number of common shares equal in aggregate to the number of common shares sold in the Public Equity Offering, this rights offering and the other Related Transactions, and therefore, there will be no net change in the total number of our common shares outstanding before and after the consummation of these transactions.
Listing of shares of common stock
Shares of our common stock trade on NASDAQ under the symbol “TMUS,” and the shares of common stock to be delivered in connection with the rights offering will also be listed on NASDAQ under the same symbol.
Risk factors
You should consider carefully all of the information set forth in this prospectus supplement and the accompanying prospectus and, in particular, you should carefully evaluate the specific factors under the heading “Risk Factors” beginning on page S-21 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein.
Participation by Deutsche Telekom, Softbank and Marcelo Claure
Each of Deutsche Telekom, SoftBank, Marcelo Claure and their respective affiliates have agreed to waive their ability to exercise or transfer any subscription rights to purchase common stock that are distributed to them in the rights offering.

Interests of our executive officers and directors in the rights offering
Our executive officers and directors (other than Marcelo Claure) may participate in this offering at the same subscription price as all other stockholders, but none of our executive officers and directors are obligated to so participate.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Prior to making a decision about exercising your rights, you should carefully consider the risks and uncertainties discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to the Rights Offering
The market price of our common stock may decline before or after the rights expire.
The market price of our common stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:
•	This rights offering, which involves the offering and sale of shares of our common stock currently held by SoftBank and subject to restrictions on resale;
•	actual or anticipated fluctuations in our results of operations;
•
the offering of common shares pursuant to the Public Equity Offering and any related short sales, stabilizing transactions and purchases to cover positions created by short sales by the underwriters thereof;

•	any dealings in our common stock by the trustee relating to the mandatory exchangeable trust securities;
•	announcements by us or our competitors of significant business developments, changes in customer relationships, acquisitions, or expansion plans;
•	changes in the prices or demand for our services;
•	our involvement in litigation;
•	our sale of common stock or other securities in the future;
•	market conditions in our industry;
•	changes in key personnel;
•	changes in market valuation or earnings of our competitors;
•	the trading volume of our common stock;
•	changes in the estimation of the future size and growth rate of our markets; and
•	general economic and market conditions, including the impact of COVID-19 on demand for our services and our liquidity and access to capital.
We cannot assure you that the market price of our common stock will not decline after you elect to exercise your rights. If that occurs, you may have irrevocably committed to buy shares of our common stock in this rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of this rights offering, you will not be able to sell the shares of our common stock that you purchase in this rights offering. Shares of our common stock purchased will be delivered as soon as practicable after expiration of this rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.
This rights offering may cause the price of our common stock to decrease and you may be able to purchase our shares of common stock on the open market at a price below the subscription price.
The announcement of this rights offering, the subscription price, and the number of shares of our common stock we could deliver if this rights offering is completed could result in an immediate decrease in the trading price of our common stock. This decrease may occur before the expiration of this rights offering and continue after consummation of this rights offering. If such a decrease occurs, your purchase of shares of our common stock in this rights offering may be at a price greater than the prevailing trading price. Further, if a substantial number of rights are exercised and the holders of the shares of our common stock received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. Accordingly, you may be able to purchase our shares of common stock on the open market at a price below the subscription price. The last reported sale price of our common stock on NASDAQ on June 22, 2020 was $106.60.
The subscription price of this rights offering has been set to be equal to the price to the public in the Public Equity Offering, rather than based upon any attempt by us to formulate a valuation of the common shares.
The subscription price in the rights offering has been set to be equivalent to the price at which our common stock has been offered to the public in the Public Equity Offering. The subscription price is not necessarily related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our shares of common stock to be offered in this rights offering.
We reserve the right to cancel, terminate, amend, or extend this rights offering at any time prior to the expiration of the subscription period. If we cancel this rights offering, neither we nor the subscription agent will have any obligation to you, except to return your subscription payments.
Our obligation to conduct the rights offering is conditional on the successful completion of the Public Equity Offering. To the extent that the Public Equity Offering does not complete, we will have no contractual obligation to proceed with the rights offering. For this reason, or any other, subject to our obligations under the Master Framework Agreement and related agreements to conduct the Related Transactions, we may decide not to continue with this rights offering or amend or cancel this rights offering. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.
No prior market exists for the subscription rights, and a liquid and reliable market for the subscription rights may not develop.
The subscription rights are a new issue of securities with no established trading market. Unless indicated otherwise, the rights are transferable and are expected to trade on NASDAQ under the symbol “TMUSR” until 4:00 p.m., Eastern Time, on July 27, 2020 (or, if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date), at which time they will be no longer transferable. We are not responsible if you elect to sell your subscription rights and no public or private market exists to facilitate the purchase of subscription rights. In such event, the subscription rights will expire and will no longer be exercisable or transferable. If you wish to sell your rights or the subscription agent tries to sell rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such rights cannot be sold, or if you provide the subscription agent with instructions to exercise the rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your rights, then the rights will expire, will be void, and will have no value.
You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.
Once you exercise your rights, you may not revoke the exercise of such rights. The public trading market price of our common stock may decline before the rights expire. If you exercise your rights and the public trading market price of our common stock is or afterwards decreases below the subscription price, you will have committed to buy shares of our common stock at a price above the prevailing market price. Our common stock is traded on NASDAQ under the symbol “TMUS,” and the closing price of our common stock on NASDAQ on June 22, 2020, was $106.60 per share. Moreover, you may be unable to sell shares of common stock that you purchase in this rights offering at a price equal to or greater than the subscription price you paid for such shares.
There may be unexpected delays in mail processing times, including as a result of the COVID-19 pandemic, and if you do not act promptly and follow the subscription instructions, your exercise of rights may be rejected.
Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent at or before the expiration date of this rights offering. We will not be responsible if your broker, bank, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent at or before the expiration date of this rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. In addition, there may be unexpected delays in mail processing times as a result of the COVID-19 pandemic. You should allow a sufficient number of days to ensure delivery to the subscription agent and clearance of any payment by uncertified personal check prior to the expiration time. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
You will only be able to transfer your rights for a short period of time.
The rights are transferable until 4:00 p.m., Eastern Time, on July 27, 2020 (or, if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date). It can take up to five (5) business days for: (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights and to the transferor with respect to retained rights, if any; and (iii) the rights evidenced by such new rights certificate to be exercised or sold by the recipients thereof. If you fail to transfer your rights in enough time to allow for the transfer process to be completed, you will not be able to transfer your rights. Neither we nor the subscription agent shall have any liability to a transferee or transferor of rights if rights certificates are not received in time for exercise prior to the expiration date of the offer or sale prior to the day immediately preceding the expiration date of the offer (or, if the offer is extended, the extended expiration date). For more information, see the section entitled “The Rights Offering—Transfers and Sales of Rights.”
You generally should expect that the receipt of the subscription rights will be taxable to you, however, the U.S. federal income tax treatment of the subscription rights is not certain.
For U.S. federal income tax purposes, the Company and SoftBank have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat the issuance of the subscription rights pursuant to this rights offering as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank. Under this treatment, recipients of the subscription rights generally should expect to recognize income equal to the fair market value of the subscription rights on the date received. The fair market value of the subscription rights will depend on a number of factors. All relevant facts and circumstances should be considered, including the trading price of the subscription rights immediately after issuance, the subscription price of the subscription rights, the trading price of our shares of common stock on the date that the subscription rights are distributed and the length of the period during which the subscription rights may be exercised.
However, the tax characterization of the issuance of the subscription rights is not certain. We do not intend to seek a ruling from the IRS regarding a holder’s treatment of the receipt of the rights, and the IRS is not bound by our agreement with SoftBank regarding a holder’s tax treatment of the receipt of the subscription rights. Thus, the IRS may seek to apply an alternative characterization to the issuance of the subscription rights, including treating a holder as receiving the subscription rights as a distribution (which may be treated as a dividend) from us for U.S. federal income tax purposes. An alternative characterization of the issuance of the subscription rights could result in different, potentially adverse, tax consequences to a holder of the receipt, exercise (or expiration) or sale of the subscription rights, including the amount, timing and character of income recognized. In the case of a Non-U.S. Holder, treatment as a dividend could cause the receipt of the subscription rights to be subject to U.S. federal withholding tax.
Your decision to exercise or sell your subscription rights, or to allow your subscription rights to expire, may affect the tax consequences to you of this rights offering, including the amount, timing and character of income recognized. You should read carefully the discussion under “Material U.S. Federal Income Tax Considerations”. You should also consult your tax advisor regarding the U.S. federal tax consequences to you of the rights offering, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Significant sales of rights and our common stock, including pursuant to the Public Equity Offering, or the perception that significant sales may occur in the future, could adversely affect the market price for the rights and our common stock.
The sale of substantial amounts of the rights and our common stock, including through the Public Equity Offering, could adversely affect the price of these securities. In addition, SoftBank, one of our significant shareholders, is in the process of selling down its shareholding in the Company, including pursuant to the Related Transactions. In addition, we have a significant number of authorized but unissued shares, including shares available for issuance pursuant to various equity plans. Sales of a substantial number of our common shares or other equity-related securities in the public market pursuant to new issuances or by significant shareholders, including Deutsche Telekom or SoftBank, could depress the market price of our stock and impair our ability to raise capital through the sale of additional equity securities. Any such sale or issuance could dilute the ownership interests of the then-existing stockholders and could have a material adverse effect on the market price of our common stock. Even if a substantial number of sales of shares do not occur within a short period of time, the mere existence of the possibility of sales of a large number of shares in a short period of time could have a negative impact on the market for our common stock and the rights. See “—The market price of our common stock may decline before or after the rights expire.”
You may not receive all of the shares you subscribe for pursuant to the over-subscription right.
If an insufficient number of shares are available to fully satisfy all over-subscription right requests, rights holders who exercised their over-subscription right will receive the available shares pro rata based on the number of shares each rights holder has subscribed for under the over-subscription right.
In administering this rights offering, we will be relying on statements, representations and other information provided to us by third parties.
In administering the exercising of rights and the pro rating of over-subscription rights in this rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer this rights offering in accordance with the terms and conditions described in this prospectus supplement.
The dealer managers are not underwriting, nor acting as placement agents of, the rights or the common stock underlying the rights.
Barclays and Deutsche Bank will act as the dealer managers for this rights offering. The dealer managers are not underwriting or placing any of the rights being issued in this rights offering and are not making any recommendation with respect to such rights (including with respect to the exercise or expiration of such rights). The dealer managers will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except as may be set forth in the dealer manager agreement.

USE OF PROCEEDS
We estimate that the proceeds from this rights offering will be approximately $2,034,250,000, assuming that all eligible shareholders exercise their rights in full to purchase common shares at the subscription price, which is equivalent to the price per share of the common shares sold by us in the Public Equity Offering.
We will use the proceeds that we receive from the exercise of the rights to repurchase an equal number of issued and outstanding shares of our common stock from a subsidiary of SoftBank, pursuant to a Share Repurchase Agreement, dated as of June 22, 2020 (the “Share Repurchase Agreement”), between SoftBank Group Capital Ltd. and T-Mobile US. The purchase price payable by us to SoftBank will be equal to the total proceeds received by us from the exercise of rights in this rights offering, which is equal to the aggregate subscription proceeds resulting from the exercise of all of the rights issued to our shareholders in this rights offering. The closing of this rights offering is contingent upon the closing of the Public Equity Offering. In addition, the closing of the Public Equity Offering is contingent upon the closing of the Mandatory Exchangeable Private Placement and the closing of the Mandatory Exchangeable Private Placement is contingent upon the closing of the Public Equity Offering, and the purchase and sale obligations under Share Repurchase Agreement are conditioned upon the consummation of the Public Equity Offering and the Mandatory Exchangeable Private Placement. The closing of the Public Equity Offering is not contingent upon the closing of the sale to Mr. Claure, but the sale to Mr. Claure is contingent upon the closing of the Public Equity Offering.
Immediately prior to this rights offering and the Related Transactions, SoftBank holds 24.6% of our outstanding common stock, and may be deemed to be our affiliate. See our Current Report on Form 8-K filed with the SEC on June 22, 2020 and “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank” in our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our common stock, and we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. Our credit agreement and certain of the indentures and supplemental indentures governing our long-term debt to affiliates and third parties, excluding financing leases, contain covenants that, among other things, restrict our ability to declare or pay dividends on our common stock. We currently intend to retain future earnings, if any, to invest in our business. Subject to Delaware law, our board of directors will determine the payment of future dividends on our common stock, if any, and the amount of any dividends in light of:
•	any applicable contractual restrictions limiting our ability to pay dividends;
•	our earnings and cash flows;
•	our capital requirements;
•	our future needs for cash;
•	our financial condition; and
•	other factors our board of directors deems relevant.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of June 15, 2020, after giving effect to the completion of this rights offering (assuming the exercise in full of all rights issued in this rights offering), the application of the net proceeds thereof as described in “Use of Proceeds” and the Related Transactions for:
•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after June 15, 2020.
The closing of the Public Equity Offering is contingent upon the closing of the Mandatory Exchangeable Private Placement and the closing of the Mandatory Exchangeable Private Placement is contingent upon the closing of the Public Equity Offering. The closing of the Public Equity Offering is not contingent upon the closing of the sale to Mr. Claure, but the sale to Mr. Claure is contingent upon the closing of the Public Equity Offering. In addition, the closing of this rights offering is contingent upon the closing of the Public Equity Offering.
	Common Stock Beneficially Owned Before rights offering and Application of Net Proceeds Therefrom and Related Transactions		Common Stock Beneficially Owned After rights offering and Application of Net Proceeds Therefrom and Related Transactions
	Number	Percentage	Number†	Number‡	Percentage†	Percentage‡
Directors, Nominees and Named Executive Officers(1)
J. Braxton Carter	25,618	*	25,618	25,618	*	*
Marcelo Claure	1,219,534	*	6,219,534(2)	6,219,534(2)	*	*
Srikant M. Datar(3)	35,017	*	35,017	35,017	*	*
Ronald D. Fisher(4)	221,672	*	221,672	221,672	*	*
Srini Gopalan	—	—	—	—	—	—
Lawrence H. Guffey	27,017	*	27,017	27,017	*	*
Timotheus Höttges	—	—	—	—	—	—
Christian P. Illek	—	—	—	—	*	—
Stephen Kappes	8,895	*	8,895	8,895	*	*
Raphael Kübler	—	—	—	—	—	—
Thorsten Langheim	—	—	—	—	—	—
Neville R. Ray(5)	414,588	*	414,588	414,588	*	*
G. Michael Sievert	616,767	*	616,767	616,767	*	*
Teresa A. Taylor	27,017	*	27,017	27,017	*	*
Kelvin R. Westbrook	27,017	*	27,017	27,017	*	*
All directors and executive officers as a group (19 persons)(4)	3,024,728	*	8,024,728	8,024,728	*	*

	Common Stock Beneficially Owned Before rights offering and Application of Net Proceeds Therefrom and Related Transactions		Common Stock Beneficially Owned After rights offering and Application of Net Proceeds Therefrom and Related Transactions
	Number	Percentage	Number†	Number‡	Percentage†	Percentage‡
Beneficial Owners of More Than 5%:
Deutsche Telekom AG(6) Friedrich-Ebert-Alle 140 53113 Bonn, Germany	843,196,990	68.2%	661,991,710	649,882,564	53.5%	52.5%
SoftBank Group Corp.(7) 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo, 105-7303 Japan	304,606,049	24.6%	118,400,769	106,291,623	9.6%	8.6%
†
Assumes no exercise by the underwriters in the Public Equity Offering of their option to purchase additional shares and no exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities.

‡
Assumes full exercise by the underwriters in the Public Equity Offering of their option to purchase additional shares and full exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities.

*	Represents less than 1%
(1)	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006.
(2)
Mr. Claure has entered into a proxy agreement, dated as of June 22, 2020, with Deutsche Telekom pursuant to which Mr. Claure has agreed to vote any shares beneficially owned as to which Mr. Claure acquires beneficial ownership in the Related Transactions or thereafter in the manner directed by Deutsche Telekom. As a result, Mr. Claure does not have voting power with respect to these shares of common stock.

(3)
Includes 8,000 shares of common stock held by Datar Investment LLC and 13,424 shares held by Safari LLC. Mr. Datar is a co-manager of Datar Investment LLC and Safari LLC and has shared voting and investment power over the securities held by these entities.

(4)	Mr. Fisher tendered his resignation from our board of directors on June 22, 2020.
(5)	Includes 6,250 shares of common stock from vested restricted stock units that have been deferred.
(6)
According to the Schedule 13D/A filed by Deutsche Telekom on June 15, 2020, reflecting 538,590,941 shares held of record by Deutsche Telekom Holding B.V., which is a direct wholly owned subsidiary of T-Mobile Global Holding GmbH, which is a direct wholly owned subsidiary of T-Mobile Global Zwischenholding GmbH, which in turn is a direct wholly owned subsidiary of Deutsche Telekom, over which each of the foregoing entities claims sole voting and dispositive power. With respect to common stock beneficially owned before the offering and application of net proceeds therefrom and related transactions, also includes 304,606,049 shares held of record by SoftBank Group Capital Ltd. over which the foregoing entities claimed sole voting power as a result of a proxy agreement in favor of Deutsche Telekom. With respect to common stock beneficially owned after the offering and application of net proceeds therefrom and related transactions, includes (x) assuming no exercise by the underwriters of their option to purchase additional shares in the Public Equity Offering and no exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities, 118,400,769 shares held of record by SoftBank Group Capital Ltd. and 5,000,000 shares to be held of record by Marcelo Claure or (y) assuming full exercise by the underwriters of their option to purchase additional shares in the Public Equity Offering and full exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities, 106,291,623 shares held of record by SoftBank Group Capital Ltd. and 5,000,000 shares to be held of record by Marcelo Claure; over which the foregoing entities claimed sole voting power as a result of a proxy agreement in favor of Deutsche Telekom. Also, an additional 101,491,623 shares of common stock owned by SoftBank Group Capital Ltd are subject to the At the Money Options and the Floating Call Option.

(7)
According to the Schedule 13D/A filed by SoftBank on June 15, 2020, reflecting sole investment power with respect to 304,606,049 shares of common stock held of record as of that date. The shares were held directly by SoftBank Group Capital Ltd., which is a wholly owned indirect subsidiary of SoftBank. With respect to common stock beneficially owned after the offering and application of net proceeds therefrom and related transactions, reflects sole investment power with respect to (x) assuming no exercise by the underwriters of their option to purchase additional shares in the Public Equity Offering and no exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities, 118,400,769 shares of common stock or (y) assuming full exercise by the underwriters of their option to purchase additional shares in the Public Equity Offering and full exercise by the initial purchasers in the Mandatory Exchangeable Private Placement of their option to purchase additional securities, 106,291,623 shares of common stock. SoftBank has entered into a proxy agreement with Deutsche Telekom pursuant to which SoftBank has agreed to vote any shares beneficially owned by SoftBank in the manner directed by Deutsche Telekom. As a result, SoftBank does not have voting power with respect to any shares of common stock. 101,491,623 shares of common stock owned by SoftBank Group Capital Ltd are subject to the At the Money Options and the Floating Call Option.

THE RIGHTS OFFERING
Reasons for the Rights Offering
Pursuant to the Master Framework Agreement, we have agreed with SoftBank, Deutsche Telekom, an entity controlled by Marcelo Claure, and certain affiliated entities party thereto, to conduct the Related Transactions. In connection with our agreement to enter into the Master Framework Agreement and facilitate the Related Transactions, we negotiated the opportunity to conduct this rights offering because it gives existing stockholders the opportunity to invest in our common stock at the same price as the shares of common stock that are being sold in the Public Equity Offering.
An Independent Committee of our Board of Directors considered various proposals by Deutsche Telekom and SoftBank and negotiated with them regarding the terms of transactions that have been reflected in the Master Framework Agreement and other agreements providing for the Related Transactions. The Board of Directors determined, on the basis of a recommendation from the Independent Committee, to proceed with a rights offering as part of the Related Transactions in order to give existing stockholders the opportunity to purchase a defined number shares on the same terms as offered in the Public Equity Offering without the need to seek and obtain an allocation from the underwriters of the Public Equity Offering. As a result, the subscription price in the rights offering has been set to be equivalent to the price at which our common stock has been offered to the public in the Public Equity Offering.
In addition to the opportunity to conduct this rights offering, the Independent Committee also negotiated, and the Board of Directors approved, the payment by SoftBank to us of a fee of $300 million to facilitate the Related Transactions, i.e. the TMUS Fee. SoftBank will also reimburse us for certain expenses and indemnify us against certain potential liabilities in connection with the Related Transactions, pursuant to the Master Framework Agreement and other agreements providing for the Related Transactions.
The Rights
On June 26, 2020, the distribution date, we are distributing at no charge to the record holders of our common stock as of 5:00 p.m., Eastern Time, on June 25, 2020, the record date, excluding Deutsche Telekom, SoftBank and Marcelo Claure, transferable subscription rights to purchase up to an aggregate of 19,750,000 shares of our common stock at a price of $103.00 per share, i.e. the subscription price. The rights are transferable and are expected to trade on NASDAQ under the symbol “TMUSR” until 4:00 p.m., Eastern Time, on July 27, 2020 (or if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date), and will entitle the holders of those rights to purchase shares of common stock for an aggregate purchase price of up to $2,034,250,000. See below including “—Procedures for DTC Participants,” for additional information regarding subscription by DTC participants and stockholders who hold their shares in “street name” with DTC participants.
You will receive one right for every share of our common stock you own as of 5:00 p.m., Eastern Time, on the record date. Each basic subscription right will entitle the holder thereof to purchase at the subscription price, at or before the expiration date of this rights offering, 0.05 shares of common stock for each right held by such holder. Stockholders who elect to exercise their basic subscription right in full will be entitled to subscribe for additional shares of our common stock at the subscription price under their respective over-subscription rights, to the extent that other rights holders do not exercise their basic subscription rights in full. If there is not a sufficient number of shares of our common stock to fully satisfy the over-subscription right requests, the available shares of common stock will be sold pro rata to rights holders who exercised their over-subscription right based on the number of shares each rights holder subscribed for under the over-subscription right.
We intend to keep this rights offering open until the expiration date, unless extended by us.
Expiration of the Rights Offering and Extensions
You may exercise your rights at any time during the subscription period, which ends at 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended by us.
Subject to the foregoing, we will extend the duration of this rights offering as required by applicable law. We may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give holders of rights more time to exercise their rights in this rights offering.

We may extend the expiration date of this rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension as soon as practicable, but no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date.
If you do not exercise your rights at or before the expiration date of this rights offering, your unexercised rights will be null and void and will have no value. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents and payment of the subscription price relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.
Conditions, Amendment, Withdrawal and Termination
We have a contractual commitment to conduct the rights offering. However, to the extent that the Public Equity Offering is not consummated, we are relieved of our contractual obligation to proceed with the rights offering. In any event, we reserve the right to amend, withdraw or terminate the rights offering at any time and for any reason. If this rights offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of rights. All monies received by the subscription agent in connection with this rights offering will be held by the subscription agent, on our behalf, in a segregated account. We will not be obligated to deliver any shares of common stock pursuant to the exercise of a subscription right and will have no obligation to settle such subscription right unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the subscription right is then effective and a current prospectus relating to those shares of common stock is available.
Basic Subscription Rights and Over-Subscription Rights
Your rights entitle you to a basic subscription right and an over-subscription right.
Basic Subscription Right. You will receive one right for every share of our common stock you owned at 5:00 p.m., Eastern Time, on the record date. The basic subscription right of each right entitles you to purchase 0.05 shares of our common stock at the subscription price of $103.00 per share. You are not required to exercise all of your basic subscription rights unless you wish to purchase shares under your over-subscription right. We will deliver to the holders of record who validly exercise their rights under the basic subscription right and make payment of the subscription price in full, certificates representing the shares purchased with their basic subscription right, or, if you hold your shares in book-entry form and validly exercise your rights under the basic subscription right, we will credit your account with such shares, in each case promptly following the expiration of this rights offering (and after all pro rata allocations and adjustments have been completed with respect to the over-subscription and taking into account the guaranteed delivery period).
Over-Subscription Right. In addition to your basic subscription right, you may subscribe for additional shares of our common stock upon delivery of the required documents and payment of the subscription price of $103.00 per share, before the expiration of this rights offering. You may only exercise your over-subscription right if you exercised your basic subscription right in full, including payment of the subscription price therefor, and other holders of rights do not exercise their basic subscription rights in full. We note that the over-subscription right does not apply to the subscription rights that are being waived by each of SoftBank, Deutsche Telekom and Marcelo Claure. In other words, you will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their subscription rights. We will deliver to the holders of record who purchase shares in this rights offering certificates representing the shares purchased with their over-subscription right, or, if you hold your shares in book-entry form and validly exercise your rights under the over-subscription right, we will credit your account with such shares, promptly following the expiration of this rights offering (and after all pro rata allocations and adjustments have been completed with respect to the over-subscription and taking into account the guaranteed delivery period).
Pro Rata Allocation. If there are not enough shares of our common stock to satisfy all subscriptions made under the over-subscription right, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other rights holders have subscribed for under the over-subscription right.

Full Exercise of Basic Subscription Right. You may exercise your over-subscription right only if you exercise your basic subscription right in full. To determine if you have fully exercised your basic subscription right, we will consider only the basic subscription right held by you in the same capacity. For example, suppose that you were granted rights for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your over-subscription right with respect to the rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise your basic subscription right with respect to your individually owned rights. You do not have to subscribe for any shares under the basic subscription right owned collectively with your spouse to exercise your individual over-subscription right.
When you complete the portion of your rights certificate to exercise your over-subscription right, you will be representing and certifying that you have fully exercised your basic subscription right as to shares of our common stock that you hold in that capacity. You must exercise your over-subscription right at the same time you exercise your basic subscription right in full. In exercising the over-subscription right, you must pay the full subscription price for all the shares you are electing to purchase.
Return of Excess Payment. If you exercised your over-subscription right and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, promptly after the expiration of this rights offering.
No Fractional Shares of Common Stock
We will not deliver fractional shares of common stock or cash in lieu of fractional shares of common stock. Any fractional shares of our common stock created by the exercise of the rights will be rounded down to the nearest whole share, with such adjustments as may be necessary to ensure that we offer no more than 19,750,000 shares of common stock in this rights offering. In the unlikely event that, because of the rounding of fractional shares of common stock, this rights offering would have been subscribed in an amount in excess of 19,750,000 shares of common stock, all holders’ shares delivered in this rights offering will be reduced in an equitable manner. Any excess subscription funds will be returned to you by mail, without interest or deduction, promptly after completion of this rights offering.
Regulatory Limitations
We will not offer or sell, or solicit any purchase of, shares in any state or other jurisdiction in which this rights offering is not permitted. We reserve the right to delay the commencement of this rights offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares to residents of any state or other jurisdiction whose laws would require a change in this rights offering in order to carry out this rights offering in such state or jurisdiction.
All rights issued to a stockholder of record who would, in our opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder if, at such time, if applicable, such holder has not obtained such clearance or approval.
Method of Subscription-Exercise of Rights
If you are a record holder of shares of our common stock, you may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless we extend this rights offering in our sole discretion:
•	your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation;
•	your properly completed and executed notice of guaranteed delivery (if applicable); and
•	your full subscription price payment for each share subscribed for under your rights.
If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended.

Your rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full subscription price payment at or before 5:00 p.m., Eastern Time, on July 27, 2020, the expiration date of this rights offering, unless extended.
Method of Payment
Your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by check drawn upon a United States bank payable to the subscription agent at the address set forth below in “Delivery of Subscription Materials and Payment” or by wire transfer in immediately available funds to the subscription agent as provided for in the “Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificates.”
The subscription agent will accept payment only by check or wire transfer of immediately available funds.
Receipt of Payment
Your payment will be considered received by the subscription agent only upon:
•	Receipt by the subscription agent of any check drawn upon a United States bank payable to the subscription agent; or
•	Receipt by the subscription agent by wire transfer of immediately available funds in the account designated in the “Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificates”.
Delivery of Subscription Materials and Payment
You should deliver your rights certificate, notice of guaranteed delivery (if applicable), and subscription payments to the subscription agent by one of the methods described below:
By Mail, Hand Delivery or Overnight Courier:
American Stock Transfer & Trust Company, LLC
Operation Center
Attn: Reorganization Departments
6201 15th Avenue
Brooklyn, New York 11219
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.
Your payment of the subscription price must be made in accordance with the requirements set forth above in “Method of Payment.”
Guaranteed Delivery Procedures
If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent before the expiration of the subscription period, you may exercise your rights by the following guaranteed delivery procedures:
•
deliver to the subscription agent before the expiration of the subscription period the payment for each share you elected to purchase pursuant to the exercise of rights in the manner set forth above under “—Method of Subscription-Exercise of Rights;”

•	deliver to the subscription agent before the expiration of the subscription period the form entitled “Notice of Guaranteed Delivery;” and
•
deliver the properly completed rights certificate evidencing your rights being exercised and the form entitled “Nominee Holder Certification,” if applicable, with any required signatures guaranteed, to the subscription agent within two (2) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Instructions for Use of T-Mobile US Inc. Rights Certificate,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.
In your Notice of Guaranteed Delivery, you must provide:
•	your name;
•
the number of rights represented by your rights certificate and the number of shares of our common stock for which you are subscribing under your basic subscription right and the number of shares of our common stock for which you are subscribing under your over-subscription right; and

•
your guarantee that you will deliver to the subscription agent a rights certificate evidencing the rights you are exercising within two (2) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “Delivery of Subscription Materials and Payment.”
The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the Information Agent, D.F. King, at (800) 829-6551, to request additional copies of the form of Notice of Guaranteed Delivery.
Calculation of Rights Exercised
If you do not indicate the number of rights being exercised, or if you do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of basic subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. Unless you have specified the number of shares you wish to purchase upon exercise of your over-subscription right, any payment in excess of that required to exercise your basic subscription right will be refunded. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, after all pro rata allocations and adjustments have been completed promptly after the expiration of this rights offering.
Your Funds Will Be Held by the Subscription Agent Until Shares of Our Common Stock are Delivered
The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until we deliver your shares upon completion of this rights offering, and after all pro rata allocations and adjustments have been completed and upon payment of the subscription price for such shares.
Medallion Guarantee May Be Required
Your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
•	Your rights certificate provides that shares are to be delivered to you as record holder of those rights; or
•	You are an eligible institution.
You can obtain a signature guarantee from a financial institution-such as a commercial bank, savings bank, credit union or broker dealer-that is a participant in any of the following:
•	the Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions;
•	the New York Stock Exchange Medallion Signature Program (MSP), whose participants include NYSE member firms; or

•	the Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies.
If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion signature guarantee would be a bank, savings and loan association, brokerage firm or credit union with which you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee your signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.
Notice to Brokers and Nominees
If you are a broker, a trustee, or a depositary for securities who holds shares of our common stock for the account of others on June 25, 2020, the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner with respect to their rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that was provided to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of our common stock or will receive your rights through a broker, bank, or other nominee, we will ask your broker, bank, or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to have your broker, bank, or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, bank, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your rights, you should complete and return to your broker, bank, or other nominee the form entitled “Beneficial Holder Election Form.” You should receive this form from your broker, bank, or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your broker, bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, bank, or nominee or if you receive it without sufficient time to respond.
Instructions for Completing Your Rights Certificate
You should read and follow the instructions accompanying the rights certificate carefully.
You are responsible for the method of delivery of your rights certificates with your subscription price payment to the subscription agent. If you send your rights certificates and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this rights offering expires. You must pay, or arrange for payment, by means of a check or wire transfer of immediately available funds. Any other form of payment will not be accepted.
Determinations Regarding the Exercise of Your Subscription Rights
We will decide, in our sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your rights. Any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your rights because of any defect or irregularity. We will not accept any exercise of rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.
Neither we, the subscription agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if we determine that your exercise is not in accordance with the terms of this rights offering or in proper form. We will also not accept the exercise of your rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.
Material U.S. Federal Income Tax Consequences to U.S. Persons
For U.S. federal income tax purposes, the Company and SoftBank have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat the issuance of the subscription rights pursuant to this rights offering as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank. Based on that characterization, recipients of the subscription rights generally should expect to recognize income equal to the fair market value of the subscription rights on the date received. The fair market value of the subscription rights will depend on a number of factors. All relevant facts and circumstances should be considered, including the trading price of the subscription rights immediately after issuance, the subscription price of the subscription rights, the trading price of our shares of common stock on the date that the subscription rights are distributed and the length of the period during which the subscription rights may be exercised. Your decision to exercise or sell your subscription rights, or to allow your subscription rights to expire, may affect the tax consequences to you of this rights offering, including the amount, timing and character of income recognized. You should consult your tax advisor as to the particular consequences to you of this rights offering. For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
Questions about Exercising Rights
If you have any questions or require assistance regarding the method of exercising your rights or requests for additional copies of this document or the “Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificates,” you should contact the information agent at the address and telephone number set forth under “Questions and Answers Relating to the Rights Offering” included elsewhere in this prospectus supplement.
Dealer Manager Arrangement
Barclays and Deutsche Bank will act as the dealer managers for this rights offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer managers will solicit the exercise of basic subscription rights and participation in the oversubscription rights. We have agreed to pay the dealer managers certain fees for acting as dealer managers and to reimburse the dealer managers for certain fees and expenses incurred in connection with this rights offering. The dealer managers are not underwriting or placing any of the rights being issued in this rights offering and are not making any recommendation with respect to such rights (including with respect to the exercise or expiration of such rights). See “Plan of Distribution.”
Subscription Agent and Information Agent
We have appointed AST to act as subscription agent and D.F. King to act as information agent for this rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement and accompanying prospectus to the information agent.
Expenses
We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes, or other expenses incurred in connection with the exercise of the rights. Neither we nor the subscription agent will pay such expenses. As described above, SoftBank is reimbursing us for the expenses associated with this offering and the Related Transactions.

No Revocation or Change
All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock at the subscription price of $103.00 per share. Subscription rights that are not exercised at or before the expiration date of this rights offering will expire and will have no value.
Procedures for DTC Participants
We expect that the exercise of your basic subscription right and your over-subscription right may be made through the facilities of DTC. If your rights are held of record through DTC or you are a stockholder holding your shares in “street name” with DTC participants, you may exercise your basic subscription right and your over-subscription right by instructing DTC to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription right and your over-subscription right, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription right and your over-subscription right.
Subscription Price
The subscription price is $103.00 per whole share of common stock. For more information with respect to how the subscription price was determined, see “—Reasons for the Rights Offering” and “Questions and Answers Relating to the Rights Offering—How was the subscription price of $103.00 per share determined?” included elsewhere in this prospectus supplement.
Foreign Stockholders
Rights certificates will not be mailed to foreign holders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The rights of foreign holders will be held by the subscription agent for their accounts until instructions are received to exercise the rights. Any questions related to such instructions or the method for foreign holders to exercise their rights should be directed to the information agent. We will determine whether the rights offering may be made to any such record date foreign holder. The rights offering will not be made in any jurisdiction where it would be unlawful to do so. If instructions have not been received by 5:00 p.m., Eastern Time, on July 20, 2020, five (5) business days prior to the expiration date (or, if the subscription period is extended, on or before the fifth business day prior to the extended expiration date), the rights will not be exercisable by such foreign holders, and any proceeds received from such foreign holders related to such rights will be refunded to such foreign holders, without interest.
Rights Will Trade Publicly
The rights are transferable and are expected to trade until 4:00 p.m., Eastern Time, on July 27, 2020 (or, if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date). We expect the rights will trade on NASDAQ under the symbol “TMUSR.” Trading in the rights on NASDAQ is expected to be conducted beginning on June 24, 2020. Rights holders are encouraged to contact their broker-dealer, bank, trustee, or other nominees for more information about trading of the rights.
Transfers and Sales of Rights
The rights evidenced by a rights certificate may be transferred (1) in whole, by endorsing the rights certificate for transfer in accordance with the accompanying instructions or (2) in part, by delivering to the subscription agent a rights certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new rights certificate to the transferee evidencing such transferred rights. In such event, a new rights certificate evidencing the balance of the rights, if any, will be issued to the stockholder or, if the stockholder so instructs, to an additional transferee. The signature on the rights certificate must correspond to the name as written upon the face of the rights certificate, without alteration, enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by us.

The rights are transferable and are expected to trade until 4:00 p.m., Eastern Time, on July 27, 2020 (or, if the offer is extended, until 4:00 p.m., Eastern Time, on the extended expiration date). Stockholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the offer for: (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights and to the transferor with respect to retained rights, if any; and (iii) the rights evidenced by such new rights certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent shall have any liability to a transferee or transferor of rights if rights certificates are not received in time for exercise prior to the expiration date of the offer or sale prior to the day immediately preceding the expiration date of the offer (or, if the offer is extended, the extended expiration date).
Except for the fees charged by the subscription agent, which will be paid by us, all commissions, fees, and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale, or exercise of rights will be for the account of the transferor of the rights. None of those commissions, fees, or expenses will be paid by us or the subscription agent.
We anticipate that the rights will be eligible for transfer through, and that the exercise of the basic subscription right and the over-subscription right may be effected through, the facilities of DTC. Holders of DTC exercised rights may exercise the over-subscription right in respect of such DTC exercised rights by properly completing and duly executing and delivering to the subscription agent, at or before 5:00 p.m., Eastern Time, on the expiration date of this rights offering (as it may be extended), a nominee holder over-rights certificate or a substantially similar form satisfactory to the subscription agent, together with payment of the estimated subscription price for the number of shares for which the over-subscription right is to be exercised.
Escrow Arrangements; Return of Funds
The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of this rights offering. The subscription agent will hold this money in escrow until this rights offering is completed or is withdrawn and canceled. If this rights offering is withdrawn or canceled for any reason, all subscription payments received by the subscription agent will be promptly returned, without interest or deduction.
No Board Recommendation
An investment in shares of our common stock must be made according to each investor’s evaluation of his or her own best interests and after considering all of the information herein, including the risks set forth in the section of this prospectus supplement entitled “Risk Factors.” Neither we nor our board of directors makes any recommendation to rights holders regarding whether they should exercise or sell their rights.
Participation by Deutsche Telekom, SoftBank and Marcelo Claure
Each of Deutsche Telekom, SoftBank, Marcelo Claure and their respective affiliates have agreed to waive their ability to exercise or transfer any subscription rights to purchase common stock that are distributed to them in the rights offering. As of June 15, 2020, Deutsche Telekom and its affiliates held 538,590,941 shares of our common stock and SoftBank and its affiliates held 304,606,049 shares of our common stock, which represented 43.5% and 24.6% of our outstanding shares of common stock, respectively. If the rights offering is fully subscribed by our minority shareholders, the Company will deliver an aggregate of up to 19,750,000 shares of common stock to such minority shareholders. Under such circumstances, SoftBank’s ownership percentage of our outstanding common stock would decrease, while Deutsche Telekom’s equity ownership would remain unchanged (due to the fact that the total number of our common shares outstanding before and after this rights offering and the Related Transactions will remain the same); however, in such circumstances, the number of shares over which Deutsche Telekom exercises voting control will change. See “Principal Stockholders.”
Interests of Our Executive Officers and Directors
Our executive officers and directors (other than Marcelo Claure) may participate in this offering at the same subscription price as all other stockholders, but none of our executive officers and directors are obligated to so participate.

Shares of Common Stock Outstanding after the Rights Offering
As of June 22, 2020, we had 1,238,798,631 shares of common stock outstanding and the same number of common shares will remain outstanding after the consummation of each of the rights offering, the Public Equity Offering and the other Related Transactions. This is because we will repurchase from SoftBank a number of common shares equal in aggregate to the number of common shares sold in the Public Equity Offering, this rights offering and the other Related Transactions, and therefore there will be no net change in the total number of our common shares outstanding before and after the consummation of these transactions, including if the rights offering is fully subscribed.
No Dilutive Effect of the Rights Offering
If a stockholder does not exercise any rights in this rights offering, the proportion of shares of our common stock that such stockholder will own will not change. Because we will repurchase from SoftBank a number of common shares equal in aggregate to the number of common shares sold in the Public Equity Offering, this rights offering and the other Related Transactions, there will be no net change in the total number of our common shares outstanding before and after the consummation of these transactions. As a result, if a stockholder does not exercise its rights under the basic subscription right, its percentage ownership will not be impacted.
Effect of the Rights Offering on Holders of Stock Options, Performance Stock Units and Restricted Stock Units
Holders of options to purchase our common stock will not receive rights, unless they exercise their options for shares of common stock prior to the record date. Similarly, holders of performance stock units or restricted stock units with respect to our common stock will not receive rights, except to the extent their restricted stock units or such other awards are settled (to the extent applicable) for shares of common stock prior to the record date.

DESCRIPTION OF CAPITAL STOCK
The following describes our common stock, preferred stock, certificate of incorporation and bylaws that are presently in effect, the Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (the “Second Amended and Restated Stockholders’ Agreement”), that the Company has entered into with Deutsche Telekom and SoftBank, the Proxy, Lock-up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom and SoftBank (the “SB Proxy Agreement”) and the Proxy, Lock-up and ROFR Agreement, dated as of June 22, 2020, by and among Deutsche Telekom, Claure Mobile LLC (“CM LLC”) and Raul Marcelo Claure (the “Claure Proxy Agreement” and, together with the SB Proxy Agreement, the “Proxy Agreements”). This description is a summary only. We encourage you to read the complete text of such documents, which are incorporated by reference herein.
The authorized capital stock of T-Mobile US, Inc. consists of 2,000,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share.
Common Stock
Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of preferred stock. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.
Redemption
Pursuant to our certificate of incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate Federal Communications Commission (“FCC”) rules, we may, at the option of our board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.
The redemption price will be a price mutually determined by us and such stockholders, but if no agreement can be reached, the redemption price will be either:
•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or
•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.
The foregoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or SoftBank. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or SoftBank to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom and SoftBank are required by our certificate of incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.
Preferred Stock
Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our certificate of incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.
Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Delaware law
The Company is a Delaware corporation and is subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:
•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•
at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.
An “interested stockholder” is a person:
•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or
•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.
The provisions of Delaware law described above along with our certificate of incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.
Our Certificate of Incorporation and Bylaws
The following provisions of our certificate of incorporation and bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.
•
Advance notice of director nominations and matters to be acted upon at meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•
Amendment to bylaws. Our certificate of incorporation provides that our bylaws may be amended upon the affirmative vote of the holders of shares having a majority of our voting power. Our certificate of incorporation also provides that our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

•
Special meeting of stockholders. Our certificate of incorporation provides that a special meeting of our stockholders (i) may be called by the chairperson of our board of directors or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33-1∕3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.

•
Board representation. The Second Amended and Restated Stockholders’ Agreement provides that Deutsche Telekom and SoftBank each generally has the right to designate a number of designees to our board of directors and any committees thereof as further described below under “Second Amended and Restated Stockholders’ Agreement.” Our certificate of incorporation provides that all of the directors of our board of directors are of one class and are elected annually.

•
Special approval rights. Our certificate of incorporation provides Deutsche Telekom with the same approval rights as are set forth in the Second Amended and Restated Stockholders’ Agreement with respect to our ability to take certain actions. As long as Deutsche Telekom beneficially owns 30% or more of our outstanding common stock and any other securities of the Company that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”), we are restricted from taking certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving our Chief Executive Officer.

•
Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

•
Cumulative voting. Our certificate of incorporation does not permit cumulative voting in the election of directors. Consequently, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our common stock.

Second Amended and Restated Stockholders’ Agreement
The Second Amended and Restated Stockholders’ Agreement includes provisions setting forth the rights of Deutsche Telekom and SoftBank to designate individuals to be nominees for election to our board of directors and any committees thereof. Pursuant to the Second Amended and Restated Stockholders’ Agreement, at all times when Deutsche Telekom, SoftBank and Raul Marcelo Claure beneficially own at least 50% of the outstanding T-Mobile Voting Securities in the aggregate and any such T-Mobile Voting Security continues to be subject to the Proxy (as defined below under “Description of Capital Stock—Proxy Agreements”) and the Claure Proxy (as defined below under “Description of Capital Stock—Proxy Agreements”), as applicable, (i) our board of directors will consist of a total of 14 directors (except in cases of resignations, retirements, deaths or removals, pending any new appointments), (ii) each of Deutsche Telekom and SoftBank (except, in the case of SoftBank, if it beneficially owns less than a certain minimum percentage of the outstanding T-Mobile Voting Securities (10% if the condition giving rise to SoftBank’s right to the Additional Shares has been satisfied, or 9% if it has not)) has the right to designate a specified number of nominees for election to our board of directors in accordance with the terms of the Second Amended and Restated Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the SEC, (iii) the chairperson of our board of directors will be a Deutsche Telekom designee and (iv) our board of directors will have certain committees, which committees will be comprised in the manner specified in the Second Amended and Restated Stockholders’ Agreement.

The Second Amended and Restated Stockholders’ Agreement further provides that at all times when Deutsche Telekom, SoftBank and Raul Marcelo Claure beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to the Proxy or the Claure Proxy, then, in each case, each of Deutsche Telekom and SoftBank has the right to designate a number of nominees for election to our board of directors equal to the percentage of T-Mobile Voting Securities that it beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on our board of directors, rounded to the nearest whole number greater than zero.
As of the date of this prospectus, Deutsche Telekom has the right to designate ten individuals to be nominees for election to our board of directors and SoftBank has the right to designate one individual to be a nominee for election to our board of directors. As of the date of this prospectus, our board of directors consists of a total of 12 directors, including nine directors designated by Deutsche Telekom, two directors designated by SoftBank and G. Michael Sievert, our President and Chief Executive Officer.
In addition, pursuant to the Second Amended and Restated Stockholders’ Agreement and our certificate of incorporation, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding T-Mobile Voting Securities, we are restricted from taking certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving the Chief Executive Officer of the Company. The Company has also agreed not to amend its certificate of incorporation and bylaws in any manner that could adversely affect Deutsche Telekom’s rights under the Second Amended and Restated Stockholders’ Agreement for as long as Deutsche Telekom beneficially owns 5% or more of the outstanding T-Mobile Voting Securities.
Pursuant to the Second Amended and Restated Stockholders’ Agreement, Deutsche Telekom, SoftBank and their respective affiliates are generally prohibited from acquiring T-Mobile Voting Securities that would cause their collective beneficial ownership to exceed 80.1% of the outstanding T-Mobile Voting Securities unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by a majority of the directors on our board of directors, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Second Amended and Restated Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of our common stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Each of Deutsche Telekom and SoftBank is also prohibited from transferring any shares of our common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of our common stock, subject to certain exceptions, unless the transfer is approved by our board of directors (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed transfer.
The Second Amended and Restated Stockholders’ Agreement sets forth certain additional rights and obligations of each of Deutsche Telekom and SoftBank, including information rights, registration rights and non-competition restrictions.
The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Stockholders’ Agreement, which is filed as Exhibit 4.2 to our Registration Statement on Form S-3 filed with SEC on June 22, 2020.
Proxy Agreements
The SB Proxy Agreement establishes between Deutsche Telekom and SoftBank certain rights and obligations in respect of the shares of common stock owned by each of Deutsche Telekom, SoftBank and certain of their respective affiliates to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the SB Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by SoftBank will be voted in the manner directed by Deutsche Telekom, which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the SB Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of immediately following the effective time of the merger of a wholly owned subsidiary of T-Mobile with and into Sprint pursuant to the terms of the Business Combination Agreement (the “Effective Time”). The SB Proxy Agreement also contains certain restrictions on the ability of each of SoftBank and Deutsche Telekom to transfer or acquire shares of our common stock, including that each of SoftBank and Deutsche Telekom is not permitted to transfer its shares without the prior written consent of the other stockholder from and after the Effective Time until the fourth anniversary of the Effective Time, subject to certain exceptions, including for transfers of up to 5% of the common stock outstanding as of the Effective Time beginning after the first anniversary of the Effective Time and up to an additional 10% of the common stock outstanding as of the Effective Time beginning after the second anniversary of the Effective Time.
The Claure Proxy Agreement establishes among Deutsche Telekom, Claure Mobile LLC (“CM LLC”) and Raul Marcelo Claure certain rights and obligations in respect of the shares of common stock as to which CM LLC and certain of its affiliates, including Raul Marcelo Claure acquire beneficial ownership in the Related Transactions or thereafter, to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the Claure Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by CM LLC will be voted in the manner directed by Deutsche Telekom (the “Claure Proxy”), which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of June 22, 2020. The Claure Proxy Agreement also contains certain restrictions on the ability of CM LLC and other entities related to Mr. Claure to transfer or acquire shares of our common stock, including a prohibition on transfer of shares without the prior written consent of Deutsche Telekom until April 1, 2024, subject to certain exceptions.
As a result of the Proxy Agreements, we are a “controlled company” for purposes of the rules of The NASDAQ Stock Market LLC (“NASDAQ”), which provides us with exemptions from certain corporate governance requirements under NASDAQ rules.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws:
•
eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for willful or negligent payment of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.
We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.
Director Removal
Our certificate of incorporation provides that, subject to certain rights of the holders of any preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent.
Stockholder Action by Written Consent
Our certificate of incorporation provides that, as long as Deutsche Telekom beneficially owns 25% or more of the voting power of our capital stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Governing Law; Forum for Adjudication of Disputes
Our certificate of incorporation provides that our certificate of incorporation and the internal affairs of our Company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.
Corporate Opportunities
Our certificate of incorporation provides, as permitted by the DGCL, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.
Listing of Common Stock
Our common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”
Transfer Agent and Registrar
Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights acquired through the rights offering to beneficial owners (referred to in this summary as “holders”) of our common stock. This summary is limited to a holder that acquires subscription rights pursuant to this rights offering and that holds subscription rights as “capital assets” for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. Moreover, the tax treatment of the subscription rights is uncertain in many important respects. Accordingly, all prospective holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights.
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus supplement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights as described in this summary. There can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds subscription rights, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold subscription rights should consult their own tax advisors as to the particular U.S. federal income tax consequences of the receipt, exercise (or expiration) and sale of subscription rights that are applicable to them.
This summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. In addition, this summary does not consider any specific fact or circumstance that may apply to a holder and does not address any special tax rule that may apply to a particular holder, such as:
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a holder that is a financial institution, insurance company, tax-exempt or governmental organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, accrual method taxpayer for U.S. federal income tax purposes required to accelerate the recognition of any item of gross income with respect to subscription rights or our common stock as a result of such income being recognized on an applicable financial statement, controlled foreign corporation, passive foreign investment company, real estate investment trust or regulated investment company;

•
a holder holding subscription rights or shares of our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, synthetic security or risk reduction transaction;

•	a holder that holds or receives subscription rights or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	a holder that has elected mark-to-market tax accounting or is subject to the alternative minimum tax; or
•	a holder that at any time owns, directly, indirectly or constructively, 5% or more of the outstanding subscription rights or shares of our common stock.
In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder (as defined below), including shareholders of a controlled foreign corporation or passive foreign investment company that holds subscription rights or shares of our common stock.
Each holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the receipt, exercise (or expiration) and sale of the subscription rights.

Tax Treatment of the Subscription Rights
For U.S. federal income tax purposes, the Company and SoftBank have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat the issuance of the subscription rights pursuant to this offering as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank. However, the tax characterization of the issuance of the subscription rights is not certain. We do not intend to seek a ruling from the IRS regarding a holder’s treatment of the receipt of the rights, and the IRS is not bound by our agreement with SoftBank regarding a holder’s tax treatment of the receipt of the subscription rights. Thus, the IRS may seek to apply an alternative characterization to the issuance of the subscription rights, including treating a holder as receiving the subscription rights as a distribution (which may be treated as a dividend) from us for U.S. federal income tax purposes. An alternative characterization of the issuance of the subscription rights could result in different, potentially adverse, tax consequences to a holder of the receipt, exercise (or expiration) or sale of the subscription rights, including the amount, timing and character of income recognized. In the case of a Non-U.S. Holder (as defined below), treatment as a dividend could cause the receipt of the subscription rights to be subject to U.S. federal withholding tax. For purposes of this summary, a holder’s subscription rights will include both the holder’s basic subscription rights and any over-subscription rights which the holder subscribes for and is allocated.
Each holder should consult its own tax advisor regarding the consequences of the receipt of the subscription rights issued. Unless otherwise stated, the following discussion assumes that the issuance of the subscription rights pursuant to this offering is treated as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank.
U.S. Holders
As used in this summary, the term “U.S. Holder” means a beneficial owner of subscription rights issued pursuant to this offering that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Receipt, Exercise (or Expiration) and Sale of the Subscription Rights
Assuming the issuance of the subscription rights is treated as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank, the receipt of subscription rights is expected to be treated as a taxable transaction for U.S. Holders of our common stock, and U.S. Holders should expect to include the fair market value of the subscription rights on the date that the subscription rights are issued in ordinary income at such time. The fair market value of the subscription rights on the date that the subscription rights are distributed will depend on a number of factors. All relevant facts and circumstances should be considered, including the trading price of the subscription rights immediately after issuance, the subscription price of the subscription rights, the trading price of our shares of common stock on the date that the subscription rights are distributed and the length of the period during which the subscription rights may be exercised. The Company intends to arrange for applicable tax reporting reflecting the Company’s determination of the fair market value of the subscription rights issued pursuant to this offering to be provided to the extent required by applicable law. Our positions with respect to the tax treatment of the issuance or fair market value of the subscription rights are not binding on the IRS.
Assuming the issuance of the subscription rights is treated as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank, a U.S. Holder’s tax basis in the subscription rights the U.S. Holder receives will be equal to the amount the U.S. Holder includes in income on receipt of the rights, which generally should be expected to be equal to their fair market value. A U.S. Holder’s holding period in the rights will begin on the issuance date of the rights.
A U.S. Holder will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for our common stock and the U.S. Holder’s tax basis in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.
If a U.S. Holder allows subscription rights received in the rights offering to expire, a U.S. Holder will recognize a short-term capital loss equal to such holder’s tax basis in the expired subscription rights. A U.S. Holder’s ability to use any capital loss is subject to certain limitations under the Code.
If a U.S. Holder sells or otherwise disposes of a U.S. Holder’s subscription rights prior to the expiration date, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property a U.S. Holder receives and such U.S. Holder’s tax basis in the subscription rights sold or otherwise disposed of by the U.S. Holder. Any capital gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations under the Code.
Backup Withholding and Information Reporting
Receipt of the subscription rights and payments made to U.S. Holders of proceeds from the sale of subscription rights may be subject to information reporting and/or backup withholding. Backup withholding may apply under certain circumstances if a U.S. Holder fails to provide an executed IRS Form W-9 or otherwise comply with the requirements of the backup withholding rules. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle a U.S. Holder to a refund with respect to) such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.
Non-U.S. Holders
As used in this summary, the term “Non-U.S. Holder” means any beneficial owner of subscription rights issued pursuant to this offering that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Receipt, Exercise (or Expiration) and Sale of the Subscription Rights
Assuming the issuance of the subscription rights is treated as the issuance by SoftBank to holders of our common stock of a right to purchase shares of our common stock from SoftBank and subject to the discussion below under “Backup Withholding and Information Reporting”, Non-U.S. Holders generally will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise (or expiration) and sale of the subscription rights except as described below.
If the receipt of the subscription rights were effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder will be subject to U.S. federal income tax thereon on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, a “branch profits tax” may also apply.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of subscription rights unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, a “branch profits tax” may also apply;

•
the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

•	the subscription rights constitute “United States real property interests” by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes.
Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.
Backup Withholding and Information Reporting
Backup withholding (currently at a rate of 24%) will not apply to receipt of subscription rights by a Non-U.S. Holder or payments made to a Non-U.S. Holder of the proceeds from the sale of subscription rights if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent may be required to report to the IRS and to such Non-U.S. Holder receipt of subscription rights or the proceeds from the sale of subscription rights and the amount of U.S. federal income tax, if any, withheld with respect to such receipt or payment. Copies of the information returns reporting receipt of the subscription rights or the proceeds from the sale of subscription rights and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.
THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE PURCHASES APPLICABLE TO THE HOLDER’S PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION
On June 26, 2020, the distribution date, we will distribute the rights, rights certificates, and copies of this prospectus supplement and accompanying prospectus to individuals who owned shares of common stock as of 5:00 p.m., Eastern Time, on June 25, 2020, the record date. If you wish to exercise your rights and purchase shares of common stock, you should complete the rights certificate and return it to the subscription agent, AST, at the following address:
By first class mail, hand delivery or overnight courier:
American Stock Transfer & Trust Company, LLC
Operation Center
Attn: Reorganization Departments
6201 15th Avenue
Brooklyn, New York 11219
Your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by check drawn upon a United States bank payable to the subscription agent at the address set forth above or by wire transfer in immediately available funds to the subscription agent as provided for in the “Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificates”.
If you have any questions, you should contact the information agent, D.F. King, at (800) 829-6551.
Barclays Capital Inc. and Deutsche Bank Securities Inc. are the dealer managers of this rights offering and under the terms and subject to the conditions contained in the dealer manager agreement, the dealer managers will provide certain services to us in connection with this rights offering. The dealer managers will not underwrite this rights offering and has no obligation to purchase, or procure purchases of, the rights or the underlying common stock offered hereby or otherwise act in any capacity whatsoever as an underwriter.
The Dealer Managers are earning a dealer manager fee in connection with this rights offering in an amount of $1,000,000, payable at the completion of this rights offering. We have also agreed to reimburse the dealer managers for certain fees and expenses in connection with this rights offering. SoftBank has agreed to pay all of our expenses in connection with this rights offering and the Related Transactions. We have agreed to indemnify the dealer managers and their respective controlling persons against certain liabilities in connection with this rights offering, including liabilities under the Securities Act, or to contribute to payments the dealer managers may be required to make in respect of those liabilities. The dealer manager agreement also provides that the dealer managers will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of gross negligence or willful misconduct of the dealer managers. Barclays Capital Inc.’s and Deutsche Bank Securities Inc.’s participation in this rights offering is subject to customary conditions contained in the dealer manager agreement.
Other than the dealer managers, we have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of rights.
AST is acting as the subscription agent and D.F. King is acting as the information agent for this rights offering. We will pay all customary fees and expenses of the subscription agent and information agent related to this rights offering and have also agreed to indemnify the subscription agent and information agent from liabilities that they may incur in connection with this rights offering.
Other Relationships
The dealer managers and certain of their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and financial advisory services in the ordinary course of business with us, our affiliates or SoftBank. The dealer managers are acting as financial advisors to us in connection with our review of strategic options, including this rights offering. The dealer managers are also acting as underwriters of the Public Equity Offering and are serving as purchasers in the Mandatory Exchangeable Private Placement and may serve as margin loan lenders to SoftBank.
In addition, in the ordinary course of its business activities, the dealer managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities, securities of our subsidiaries, including T-Mobile USA, Inc.’s senior notes, and securities of SoftBank. In addition, affiliates of each dealer manager also currently serve as lenders under our credit facilities. The dealer managers and/or their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The dealer managers and their respective affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates, including SoftBank, in the ordinary course of business for which they have received or will receive customary fees and expenses.

LEGAL MATTERS
The validity of the shares of common stock issuable upon exercise of the subscription rights will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters will be passed upon for the dealer managers by Davis Polk & Wardwell LLP and Cahill Gordon & Reindel LLP.
EXPERTS
The T-Mobile financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Sprint and subsidiaries incorporated in this prospectus supplement by reference from the Company’s Current Report on Form 8-K filed on May 18, 2020 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and an emphasis of matter paragraph relating to the acquisition of Sprint by the Company on April 1, 2020) incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC, as amended. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.T-Mobile.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement or the accompanying prospectus (except for our SEC reports expressly incorporated by reference herein).
INFORMATION INCORPORATED BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering under this prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 6, 2020 including those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020 that are incorporated by reference in such Annual Report;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020; and
•
our Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 19, 2020, February 20, 2020, March 12, 2020, March 19, 2020, March 25, 2020, April 1, 2020 at 9:23 a.m. Eastern time (as amended by the Current Report on Form 8-K/A filed on April 17, 2020), April 1, 2020 at 9:40 a.m., Eastern time, April 13, 2020, April 16, 2020, April 24, 2020, May 18, 2020, June 8, 2020, June 17, 2020 at 4:46 p.m. Eastern Time, June 17, 2020 at 5:04 p.m. Eastern Time, June 18, 2020 and June 22, 2020.

We also incorporate by reference Part I, Item 1 of Sprint’s Annual Report on Form 10-K for the year ended March 31, 2019 filed with the SEC on May 29, 2019.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) at no cost, by writing to or telephoning us at the following address:
David A. Miller
Executive Vice President, General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 383-4000

PROSPECTUS

T-MOBILE US, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Purchase Contracts
Units
T-Mobile US, Inc. (the “Company”), may, from time to time, offer to sell, in one or more offerings, the securities described in this prospectus. In addition, selling securityholders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We will not receive any of the proceeds from the sale of the common stock by the selling securityholders.
The specific terms of any securities to be offered will be described in a supplement to this prospectus.
The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”
Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 22, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we or certain selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or certain selling securityholders may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. A prospectus supplement may add, update or change information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”
This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
In this prospectus, unless the context indicates otherwise, references to the “Company” and “our Company” refer to T-Mobile US, Inc. and references to “T-Mobile,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. and its subsidiaries. References to “you” refer to a prospective investor.

ABOUT US
We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry, by actively engaging with and listening to our customers and eliminating their existing pain points, including providing them with added value and an exceptional experience and implementing signature Un-carrier initiatives that have changed wireless for good. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and so much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.
We provide wireless services to postpaid, prepaid and wholesale customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to acquiring and retaining high-quality customers, providing a full range of devices, compensating employees, and operating and expanding our network. We provide service, devices and accessories across our flagship brands, T-Mobile, Metro by T-Mobile and Sprint, through our owned and operated retail stores, as well as through our websites, T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites.
On April 1, 2020, we completed our business combination with Sprint in an all-stock transaction. Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:
•
failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties thereto (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all;

•
adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders;

•
costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems;

•	changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions;
•	the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective;
•
the effects of the material weakness in Sprint’s internal control over financial reporting or the identification of any additional material weaknesses as we complete our assessment of the Sprint control environment;

•	the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align guidelines and practices;
•
the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the planned disposition of Sprint’s prepaid wireless business (other than certain excluded assets) to DISH Network Corporation and ongoing commercial and transition services arrangements to be entered into in connection with such disposition transaction, which we announced on July 26, 2019, a stipulation and order and proposed final judgment with the U.S. Department of Justice, which we and Sprint announced on July 26, 2019, the proposed commitments filed with the Secretary of the Federal Communications Commission, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations;

•	the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions;
•	our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein;
•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;
•	natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents;
•	competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers;
•	the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry;

•	breaches of our and/or our third-party vendors’ networks, information technology and security, resulting in unauthorized access to customer confidential information;
•	inability to implement and maintain effective cybersecurity measures over critical business systems;
•	challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades;
•	the impact on our networks and business from major system and network failures;
•	difficulties in managing growth in wireless data services, including network quality;
•	material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;
•	the timing, scope and financial impact of our deployment of advanced network and business technologies;
•	the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions, or account take over fraud;
•	our inability to retain and hire key personnel;
•	any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws;
•	unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions;
•	the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others;
•	changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions;
•	the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms;
•	any disruption or failure of third parties (including key suppliers) to provide products or services;
•	material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact;
•	changes in accounting assumptions that regulatory agencies, including the SEC, may require, which could result in an impact on earnings;
•	ongoing purchase price accounting allocations, accounting policy alignments and other adjustments and assumptions; and
•	interests of our significant stockholders that may differ from the interests of other stockholders.
Additional information concerning these and other risk factors is contained in the documents incorporated herein by reference.
Forward-looking statements in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference speak only as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable prospectus supplement or other document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.
You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, the repayment or refinancing, in whole or in part, of debt, acquisition of additional spectrum, asset or business acquisitions, repurchase, redemption or retirement of securities, corporate development opportunities and future technology initiatives. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following describes our common stock, preferred stock, certificate of incorporation and bylaws that are presently in effect, the Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (the “Second Amended and Restated Stockholders’ Agreement”), that the Company has entered into with Deutsche Telekom AG, a German Atkiengesellschaft (“Deutsche Telekom”), and SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), the Proxy, Lock-up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom and SoftBank (the “SB Proxy Agreement”) and the Proxy, Lock-up and ROFR Agreement, dated as of June 22, 2020, by and among Deutsche Telekom, Claure Mobile LLC (“CM LLC”) and Raul Marcelo Claure (the “Claure Proxy Agreement” and, together with the SB Proxy Agreement, the “Proxy Agreements”). This description is a summary only. We encourage you to read the complete text of such documents, which are incorporated by reference herein.
The authorized capital stock of T-Mobile US, Inc. consists of 2,000,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share.
Common Stock
Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of preferred stock. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.
Redemption
Pursuant to our certificate of incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate Federal Communications Commission (“FCC”) rules, we may, at the option of our board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.
The redemption price will be a price mutually determined by us and such stockholders, but if no agreement can be reached, the redemption price will be either:
•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or
•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.
The foregoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or SoftBank. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or SoftBank to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom and SoftBank are required by our certificate of incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.
Preferred Stock
Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our certificate of incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.
One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.
Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Delaware law
The Company is a Delaware corporation and is subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:
•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•
at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.
An “interested stockholder” is a person:
•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or
•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.
The provisions of Delaware law described above along with our certificate of incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.
Our Certificate of Incorporation and Bylaws
The following provisions of our certificate of incorporation and bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.
•
Advance notice of director nominations and matters to be acted upon at meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•
Amendment to bylaws. Our certificate of incorporation provides that our bylaws may be amended upon the affirmative vote of the holders of shares having a majority of our voting power. Our certificate of incorporation also provides that our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

•
Special meeting of stockholders. Our certificate of incorporation provides that a special meeting of our stockholders (i) may be called by the chairperson of our board of directors or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33-1∕3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.

•
Board representation. The Second Amended and Restated Stockholders’ Agreement provides that Deutsche Telekom and SoftBank each generally has the right to designate a number of designees to our board of directors and any committees thereof as further described below under “Second Amended and Restated Stockholders’ Agreement.” Our certificate of incorporation provides that all of the directors of our board of directors are of one class and are elected annually.

•
Special approval rights. Our certificate of incorporation provides Deutsche Telekom with the same approval rights as are set forth in the Second Amended and Restated Stockholders’ Agreement with respect to our ability to take certain actions. As long as Deutsche Telekom beneficially owns 30% or more of our outstanding common stock and any other securities of the Company that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”), we are restricted from taking certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving our Chief Executive Officer.

•
Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

•
Cumulative voting. Our certificate of incorporation does not permit cumulative voting in the election of directors. Consequently, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our common stock.

Second Amended and Restated Stockholders’ Agreement
The Second Amended and Restated Stockholders’ Agreement includes provisions setting forth the rights of Deutsche Telekom and SoftBank to designate individuals to be nominees for election to our board of directors and any committees thereof. Pursuant to the Second Amended and Restated Stockholders’ Agreement, at all times when Deutsche Telekom, SoftBank and Raul Marcelo Claure beneficially own at least 50% of the outstanding T-Mobile Voting Securities in the aggregate and any such T-Mobile Voting Security continues to be subject to the Proxy (as defined below under “Description of Capital Stock—Proxy Agreements”) and the Claure Proxy (as defined below under “Description of Capital Stock—Proxy Agreements”), as applicable, (i) our board of directors will consist of a total of 14 directors (except in cases of resignations, retirements, deaths or removals, pending any new appointments), (ii) each of Deutsche Telekom and SoftBank (except, in the case of SoftBank, if it beneficially owns less than a certain minimum percentage of the outstanding T-Mobile Voting Securities (10% if the condition giving rise to SoftBank’s right to the Additional Shares has been satisfied, or 9% if it has not)) has the right to designate a specified number of nominees for election to our board of directors in accordance with the terms of the Second Amended and Restated Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the SEC, (iii) the chairperson of our board of directors will be a Deutsche Telekom designee and (iv) our board of directors will have certain committees, which committees will be comprised in the manner specified in the Second Amended and Restated Stockholders’ Agreement. The Second Amended and Restated Stockholders’ Agreement further provides that at all times when Deutsche Telekom, SoftBank and Raul Marcelo Claure beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to the Proxy or the Claure Proxy, then, in each case, each of Deutsche Telekom and SoftBank has the right to designate a number of nominees for election to our board of directors equal to the percentage of T-Mobile Voting Stock that it beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on our board of directors, rounded to the nearest whole number greater than zero.
As of the date of this prospectus, Deutsche Telekom has the right to designate ten individuals to be nominees for election to our board of directors and SoftBank has the right to designate one individual to be a nominee for election to our board of directors. As of the date of this prospectus, our board of directors consists of a total of 12 directors, including nine directors designated by Deutsche Telekom, two directors designated by SoftBank and G. Michael Sievert, our President and Chief Executive Officer.
In addition, pursuant to the Second Amended and Restated Stockholders’ Agreement and our certificate of incorporation, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding T-Mobile Voting Securities, we are restricted from taking certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving the Chief Executive Officer of the Company. The Company has also agreed not to amend its certificate of incorporation and bylaws in any manner that could adversely affect Deutsche Telekom’s rights under the Second Amended and Restated Stockholders’ Agreement for as long as Deutsche Telekom beneficially owns 5% or more of the outstanding T-Mobile Voting Securities.
Pursuant to the Second Amended and Restated Stockholders’ Agreement, Deutsche Telekom, SoftBank and their respective affiliates are generally prohibited from acquiring T-Mobile Voting Securities that would cause their collective beneficial ownership to exceed 80.1% of the outstanding T-Mobile Voting Securities unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by a majority of the directors on our board of directors, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Second Amended and Restated Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of our common stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Each of Deutsche Telekom and SoftBank is also prohibited from transferring any shares of our common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of our common stock, subject to certain exceptions, unless the transfer is approved by our board of directors (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed transfer.
The Second Amended and Restated Stockholders’ Agreement sets forth certain additional rights and obligations of each of Deutsche Telekom and SoftBank, including information rights, registration rights and non-competition restrictions.
The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Stockholders’ Agreement, which is included as Exhibit 4.2 hereto.

Proxy Agreements
The SB Proxy Agreement establishes between Deutsche Telekom and SoftBank certain rights and obligations in respect of the shares of common stock owned by each of Deutsche Telekom, SoftBank and certain of their respective affiliates to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the SB Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by SoftBank will be voted in the manner directed by Deutsche Telekom, which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the SB Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of immediately following the effective time of the merger of a wholly owned subsidiary of T-Mobile with and into Sprint pursuant to the terms of the Business Combination Agreement (the “Effective Time”). The SB Proxy Agreement also contains certain restrictions on the ability of each of SoftBank and Deutsche Telekom to transfer or acquire shares of our common stock, including that each of SoftBank and Deutsche Telekom is not permitted to transfer its shares without the prior written consent of the other stockholder from and after the Effective Time until the fourth anniversary of the Effective Time, subject to certain exceptions, including for transfers of up to 5% of the common stock outstanding as of the Effective Time beginning after the first anniversary of the Effective Time and up to an additional 10% of the common stock outstanding as of the Effective Time beginning after the second anniversary of the Effective Time.
The Claure Proxy Agreement establishes among Deutsche Telekom, Claure Mobile LLC (“CM LLC”) and Raul Marcelo Claure certain rights and obligations in respect of the shares of common stock owned by CM LLC and certain of its affiliates, including Raul Marcelo Claure, to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the Claure Proxy Agreement, at any meeting of the stockholders of the Company, the shares of common stock beneficially owned by CM LLC will be voted in the manner directed by Deutsche Telekom (the “Claure Proxy”), which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of June 22, 2020. The Claure Proxy Agreement also contains certain restrictions on the ability of CM LLC and other entities related to Mr. Claure to transfer or acquire shares of our common stock, including a prohibition on transfer of shares without the prior written consent of Deutsche Telekom until April 1, 2024, subject to certain exceptions.
As a result of the Proxy Agreements, we are a “controlled company” for purposes of the rules of The NASDAQ Stock Market LLC (“NASDAQ”), which provides us with exemptions from certain corporate governance requirements under NASDAQ rules.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws:
•
eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for willful or negligent payment of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.
We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Director Removal
Our certificate of incorporation provides that, subject to certain rights of the holders of any preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent.
Stockholder Action by Written Consent
Our certificate of incorporation provides that, as long as Deutsche Telekom beneficially owns 25% or more of the voting power of our capital stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Governing Law; Forum for Adjudication of Disputes
Our certificate of incorporation provides that our certificate of incorporation and the internal affairs of our Company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.
Corporate Opportunities
Our certificate of incorporation provides, as permitted by the DGCL, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.
Listing of Common Stock
Our common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”
Transfer Agent and Registrar
Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities being offered hereby:
•	directly to purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
Offers to purchase the securities may be solicited directly by us or any selling securityholder or by agents designated by us or any selling securityholder from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we or any selling securityholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling securityholder will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, we and any selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed. All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
EXPERTS
The T-Mobile financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Sprint and subsidiaries incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on May 18, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and an emphasis of matter paragraph relating to the acquisition of Sprint by the Company on April 1, 2020) incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):
•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 6, 2020, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020;
•
the Company’s Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 19, 2020, February 20, 2020, March 12, 2020, March 19, 2020, March 25, 2020, April 1, 2020 at 9:23 a.m. Eastern time (as amended by the Current Report on Form 8-K/A filed on April 17, 2020), April 1, 2020 at 9:40 a.m. Eastern time (excluding all information deemed furnished and not filed other than the sections titled “Risk Factors” and “Recent Developments” in Exhibit 99.1 thereto), April 13, 2020, April 16, 2020, April 24, 2020, May 18, 2020, June 8, 2020, June 17, 2020 at 4:46 p.m. Eastern time; June 17, 2020 at 5:04 p.m. Eastern time and June 18, 2020; and

•
the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 26, 2015, including any amendments or reports filed for the purpose of updating such description.

The financial statements of Sprint and subsidiaries included in our Current Report on Form 8-K/A filed on April 17, 2020 have been superseded by the financial statements in our Current Report on Form 8-K filed on May 18, 2020 and therefore Deloitte & Touche LLP has not reissued their opinion included in the prior filing.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
David A. Miller
Executive Vice President, General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 383-4000

Up to $2,034,250,000 in Subscription Rights to Purchase Shares of Common Stock
Up to 19,750,000 Shares of Common Stock Deliverable Upon Exercise of Rights to
Subscribe for Such Shares at $103.00 per Share
Prospectus
Lead Dealer Manager
Barclays
Joint Dealer Manager
Deutsche Bank Securities
June 23, 2020